Exhibit 10.1

EXECUTION VERSION

[Linklaters Logo]

US$188,000,000

Facility Agreement

Dated             16 March                      2021

for

TDCX INC.

arranged by

CREDIT SUISSE AG, SINGAPORE BRANCH

with

CREDIT SUISSE AG, SINGAPORE BRANCH

acting as Agent

and

CREDIT SUISSE AG, SINGAPORE BRANCH

acting as Security Agent

Ref: L-306666

INLAND REVENUE AUTHORITY OF SINGAPORE LOGO

Original

Certificate of Stamp Duty

Stamp Certificate Reference	:	032032-00TJ3-1-767074921
Stamp Certificate Issued Date	:	29/03/2021

Applicant’s Reference	:	L-306666
Document Reference Number	:	2021032900558 ver. 1.0
Document Description	:	Declaration of Trust (Nominal)
Date of Document	:	16/03/2021

Stocks and Shares	:	Please refer to Annexure 1 for complete list of stocks and shares

Trustee	:	CREDIT SUISSE AG, SINGAPORE BRANCH (UEN- OTHERS - S73FC2261L)

Beneficiary	:	CREDIT SUISSE AG, SINGAPORE BRANCH (UEN- OTHERS - S73FC2261L)

Stamp Duty	:	S$ 10.00
Total Amount	:	S$ 10.00

To confirm if this Stamp Certificate is genuine, you may do an authenticity check at https://estamping.iras.gov.sg.

SXXXX742B - 29/03/2021	032032-00TJ3-1-767074921
2021032900558
ec1c11b0dcbee29f96b27e8570d11147

INLAND REVENUE AUTHORITY OF SINGAPORE LOGO

Original

Certificate of Stamp Duty

Stamp Certificate Reference	:	032032-00TJ3-1-767074921
Stamp Certificate Issued Date	:	29/03/2021

Applicant’s Reference	:	L-306666
Document Reference Number	:	2021032900558 ver. 1.0
Document Description	:	Declaration of Trust (Nominal)
Date of Document	:	16/03/2021

Annexure1

List of stocks and shares

1.	1 shares in TDCX INC. (OTHERS - 362018)
2.	1 shares in TDCX (KY) PTE LTD (OTHERS - 358733)
3.	250000 shares in TDCX HOLDINGS PTE. LTD. (UEN-LOCAL CO - 199903205H)

To confirm if this Stamp Certificate is genuine, you may do an authenticity check at https://estamping.iras.gov.sg.

SXXXX742B - 29/03/2021	032032-00TJ3-1-767074921
2021032900558
ec1c11b0dcbee29f96b27e8570d11147

	CONTENTS
CLAUSE		PAGE

	SECTION 1
	INTERPRETATION
1	Definitions and interpretation	1
	SECTION 2
	THE FACILITY
2	The Facility	26
3	Purpose	27
4	Conditions of Utilisation	27
	SECTION 3
	UTILISATION
5	Utilisation	28
	SECTION 4
	REPAYMENT, PREPAYMENT AND CANCELLATION
6	Repayment	29
7	Illegality, voluntary prepayment and cancellation	30
8	Mandatory prepayment and cancellation	31
9	Makewhole Amount	34
10	Restrictions	35
	SECTION 5
	COSTS OF UTILISATION
11	Interest	37
12	Interest Periods	38
13	Changes to the calculation of interest	38
14	Fees	39
	SECTION 6
	ADDITIONAL PAYMENT OBLIGATIONS
15	Tax gross-up and indemnities	40
16	Increased costs	43
17	Other indemnities	45
18	Mitigation by the Lenders	46
19	Costs and expenses	47
	SECTION 7
	GUARANTEE
20	Guarantee and indemnity	49
	SECTION 8
	REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
21	Representations	52
22	Information undertakings	59
23	Financial covenants	63
24	General undertakings	66
25	IRA and Equity Cure Account	73
26	Events of Default	74

i

	SECTION 9
	CHANGES TO PARTIES
27	Changes to the Lenders	81
28	Changes to the Obligors	86
	SECTION 10
	THE FINANCE PARTIES
29	Role of the Agent, the Security Agent and the Arranger	87
30	Application of Proceeds	101
31	Conduct of business by the Secured Parties	103
32	Sharing among the Finance Parties	103
	SECTION 11
	ADMINISTRATION
33	Payment mechanics	105
34	Set-off	108
35	Notices	108
36	Calculations and certificates	110
37	Partial invalidity	111
38	Remedies and waivers	111
39	Amendments and waivers	111
40	Confidential Information	115
41	Confidentiality of Funding Rates	118
42	Counterparts	120
	SECTION 12
	GOVERNING LAW AND ENFORCEMENT
43.	Governing law	121
44.	Enforcement	121

	THE SCHEDULES

SCHEDULE		PAGE

SCHEDULE 1 The Original Lender		122

SCHEDULE 2 Conditions precedent		123

SCHEDULE 3 Conditions subsequent		126

SCHEDULE 4 Utilisation Request		128

SCHEDULE 5 Form of Transfer Certificate		130

SCHEDULE 6 Form of Assignment Agreement		132

SCHEDULE 7 Existing Financing		135

SCHEDULE 8 Form of Compliance Certificate		137

SCHEDULE 9 Timetables		138

SCHEDULE 10 Subsidiaries		139

SCHEDULE 11 Group Structure Chart		140

ii

THIS AGREEMENT is dated             16 March                 2021 and made between:

(1)

TDCX Inc., an exempted company incorporated under the laws of the Cayman Islands with registration number 362018 and having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands, as borrower (the “Borrower”);

(2)

TDCX (KY) PTE LTD, an exempted company incorporated under the laws of the Cayman Islands with registration number 358733 and having its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands (“TDCX”) and TDCX HOLDINGS PTE. LTD., a private company limited by shares incorporated in Singapore with company registration number UEN 199903205H and having its registered office at 750D Chai Chee Road, #06-01/06, ESR Bizpark @ Chai Chee, Singapore 469004 (“TDCXH”) as guarantors (the “Guarantors”);

(3)	CREDIT SUISSE AG, SINGAPORE BRANCH (incorporated in Switzerland with limited liability) as mandated lead arranger and bookrunner (the “Arranger”);

(4)	THE FINANCIAL INSTITUTION listed in Schedule 1 (The Original Lender) as lender (the “Original Lender”);

(5)	CREDIT SUISSE AG, SINGAPORE BRANCH (incorporated in Switzerland with limited liability) as account bank (the “Account Bank”);

(6)	CREDIT SUISSE AG, SINGAPORE BRANCH (incorporated in Switzerland with limited liability) as agent of the other Finance Parties (the “Agent”); and

(7)	CREDIT SUISSE AG, SINGAPORE BRANCH (incorporated in Switzerland with limited liability) as security agent for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

“Accounting Principles” means generally accepted accounting principles, standards and practices in Singapore, including IFRS.

“Accounting Reference Date” means, in respect of a member of the Group, the date on which the annual accounting period of that member of the Group ends.

“Acquisition” means the acquisition by the Borrower of the TDCX Shares on the terms of the Acquisition Documents.

“Acquisition Agreement” means the share purchase agreement dated on or about the date of this Agreement and made between the Borrower and the Sponsor relating to the sale and purchase of the TDCX Shares.

“Acquisition Closing Date” means the date on which the TDCX Shares are acquired in accordance with the Acquisition Agreement.

“Acquisition Documents” means the Acquisition Agreement and any other document designated as an “Acquisition Document” by the Agent and the Borrower.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Anti-Corruption Laws” means, without limitation, the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 and other similar legislation in other applicable jurisdictions.

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Agent.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period of lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means the period from and including the date of this Agreement to and including the date which is 15 days after the date of this Agreement.

“Banking Act” means the Banking Act, Chapter 19 of Singapore.

“Borrower Accounts Security Agreement” means the first ranking Singapore law-governed security agreement dated on or about the date of this Agreement and made between the Borrower and the Security Agent in respect of the IRA and the Equity Cure Account.

“Borrower Share Mortgage (Sponsor)” means the first ranking Cayman law-governed equitable mortgage over shares dated on or about the date of this Agreement and made between the Sponsor and the Security Agent in respect of the shares of the Borrower.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in respect of the Loan or that Unpaid Sum, had the principal amount of the Loan or that Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of the Loan or that Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means:

(a)

the budget projecting the financial performance of the Group in relation to each of the Financial Years ended 31 December 2021, 31 December 2022 and 31 December 2023 to be delivered by the Borrower to the Agent pursuant to Clause 4.1 (Initial conditions precedent); and

(b)	in relation to any other period, any budget delivered by the Borrower to the Agent in respect of that period pursuant to Clause 22.4 (Budget).

“Business Day” means a day (other than a Saturday or a Sunday or a public holiday) on which banks are open for general business in Singapore and:

(a)	in relation to the first and last day of any Interest Period of the Loan, which is a London Business Day and on which banks are open for general business in New York City;

(b)	in relation to any day for payment of an amount which is denominated in US Dollars, on which banks are open for general business in New York City; and

(c)

in relation to any day for payment of any other amount (not being an amount denominated in US Dollars), on which banks are open for general business in the principal financial centre of the jurisdiction(s) whose lawful currency the payment is to be made (provided that, if there is more than one such principal financial centre, that principal financial centre shall be as designated by the Agent (acting reasonably)).

“Cash” means, at any time, cash (denominated in Singapore Dollars, US Dollars or any other freely transferable and freely convertible currency) in hand or at bank and (in the latter case) credited to an account in the name of any member of the Group with any reputable bank or financial institution and to which such member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable on demand; and

(b)	the cash is capable of being remitted to an Obligor.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit or time deposits maturing within one year of the relevant date of calculation;

(b)

any investment in marketable debt obligations issued or fully guaranteed by a Governmental Agency of a country having a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, in each case, maturing within one year of the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	which matures within one year of the relevant date of calculation; and

(iii)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit-enhanced debt obligations, an equivalent rating;

(d)

any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above and (iii) can be turned into cash on not more than 30 days’ notice; or

(e)	any other debt security approved by the Majority Lenders,

in each case, denominated in Singapore Dollars, US Dollars or any other freely transferable and freely convertible currency and to which any member of the Group alone (or together with other members of the Group) is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group.

“Change of Control” means:

(a)	except as a result of the IPO, the Sponsor does not or ceases directly or indirectly to:

(i)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, the Change of Control Percentage of the maximum number of votes that might be cast at a general meeting of the Borrower;

(B)	appoint or remove all of the directors or other equivalent officers of the Borrower; or

(C)	give directions with respect to the operating and financial policies of the Borrower with which the directors or other equivalent officers of the Borrower are obliged to comply; or

(ii)

hold directly, legally and beneficially the Change of Control Percentage of each class of the issued share capital of the Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

(b)	following the Acquisition Closing Date, the Borrower does not or ceases directly or indirectly to:

(i)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, 100 per cent. of the maximum number of votes that might be cast at a general meeting of TDCX;

(B)	appoint or remove all of the directors or other equivalent officers of TDCX; or

(C)	give directions with respect to the operating and financial policies of TDCX with which the directors or other equivalent officers of TDCX are obliged to comply; or

(ii)

hold directly, legally and beneficially 100 per cent. of each class of the issued share capital of TDCX (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(c)	following the Acquisition Closing Date, TDCX does not or ceases directly or indirectly to:

(i)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, 100 per cent. of the maximum number of votes that might be cast at a general meeting of TDCXH;

(B)	appoint or remove all of the directors or other equivalent officers of TDCXH; or

(C)	give directions with respect to the operating and financial policies of TDCXH with which the directors or other equivalent officers of TDCXH are obliged to comply; or

(ii)

hold directly, legally and beneficially 100 per cent. of each class of the issued share capital of TDCXH (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Change of Control Percentage” means:

(a)	100 per cent. less the percentage of shares in the Borrower issued pursuant to the Employee Stock Option Plan; or

(b)	such lower percentage as the Agent (acting reasonably) may agree.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)

in relation to the Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lender) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Companies Act” means the Companies Act, Chapter 50 of Singapore.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 40 (Confidential Information);

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, sub-delegate, agent, attorney or co-trustee appointed by the Security Agent or a Receiver.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Employee Stock Option Plan” means the options issued pursuant to any employee stock option plan of the Borrower, provided that the aggregate number of shares in the Borrower issued pursuant to such options shall not exceed 5 per cent. of the issued share capital of the Borrower.

“Environmental or Social Approval” means any Authorisation required by an Environmental and Social Law.

“Environmental or Social Claim” means any claim, proceeding, formal notice or investigation by any person in connection with:

(a)	a breach, or alleged breach, of an Environmental or Social Law; or

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment.

“Environmental or Social Law” means any applicable law concerning:

(a)	occupational health and safety;

(b)	community welfare, and/or land or property rights;

(c)	the pollution or protection of the environment; or

(d)	any emission or substance which is capable of causing harm to any living organism or the environment.

“Equity Cure Account” means an account (denominated either in Singapore Dollars or in US Dollars) identified as the “Equity Cure Account” in the name of the Borrower held with the Account Bank in Singapore (as the same may be redesignated, substituted or replaced from time to time with the prior written consent of the Agent).

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

“Existing Financial Indebtedness” means the Financial Indebtedness listed in Part I of Schedule 7 (Existing Financing).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code and any associated regulations;

(b)

any treaty or law of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law referred to in paragraph (a) above; and

(c)

any agreement pursuant to the implementation of any treaty or law referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Finance Document” means this Agreement, any Assignment Agreement, the Upfront Fee Letter, any Security Document, the Subordination Deed, any Transfer Certificate, any Utilisation Request and any other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent, the Account Bank, the Security Agent, the Arranger or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any Lease Liabilities;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked-to-market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	shares which are expressed to be redeemable on or before the date falling six months after the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Financial Year” has the meaning given to that term in Clause 23.1 (Financial definitions).

“First Repayment Date” has the meaning given to that term in Clause 6.1 (Repayment of Loan).

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 13.3 (Cost of funds).

“Funds Flow Statement” means a funds flow statement in agreed form between the Borrower and the Agent.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial or quasi-judicial or administrative entity or authority (including any stock exchange or any self-regulatory organisation established under any law).

“Group” means, at any time, the Borrower and its Subsidiaries from time to time.

“Group Structure Chart” means the group structure chart set out in Schedule 11 (Group Structure Chart) or otherwise delivered to the Agent from time to time in accordance with paragraph (f) of Clause 22.5 (Information: miscellaneous).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any Tax of a similar nature.

“Interest Payment Date” has the meaning given to that term in Clause 11.2 (Payment of interest).

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 12 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.3 (Default interest).

“Interpolated Screen Rate” means, in relation to the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the Screen Rate for the longest period (for which the Screen Rate is available) which is less than the Interest Period of the Loan; and

(b)	the Screen Rate for the shortest period (for which the Screen Rate is available) which exceeds the Interest Period of the Loan,

each as of the Specified Time on the applicable Quotation Day.

“IPO” means the listing or admission to trading on any stock or securities exchange or market of any shares or securities of any member of the Group, including any sale or issue by way of listing, flotation or public offering (or any equivalent circumstances) of any shares, securities or American Depository Shares of the Borrower.

“Ipso Facto Event” means an Obligor is the subject of:

(a)	any proceedings as described in section 440 of the IRDA; or

(b)	any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

“IRA” means a US Dollar denominated account identified as the “Interest Reserve Account” in the name of the Borrower with account number A010365867USD held with the Account Bank in Singapore (as the same may be redesignated, substituted or replaced from time to time with the prior written consent of the Agent).

“IRA Amount” means, on any date, an amount denominated in US Dollars equal to the aggregate of:

(a)	(from the date of this Agreement to the first Interest Payment Date) the Upfront Fee; and

(b)

the aggregate amount of interest estimated by the Agent as being payable by the Borrower under this Agreement on the Interest Payment Date immediately following such date (calculated based on the aggregate amount of the Loan outstanding as at such date, applying the relevant interest rate most recently determined in relation to the Loan and assuming no intervening prepayments of the Loan occurring after such date).

“IRA Balance” means, at any time, the credit balance (if any) of the IRA at that time.

“IRDA” means the Insolvency, Restructuring and Dissolution Act 2018 (No. 40 of 2018) of Singapore.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Junior Finance Party” means any of the Original Junior Finance Parties or any other creditor in respect of Financial Indebtedness of an Obligor whose rights in respect of their Financial Indebtedness are subordinated to the rights of the Lenders pursuant to the Subordination Deed.

“Lease Liabilities” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, liquidation, reorganisation, court schemes, moratorium, administration, judicial management and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 27 (Changes to the Lenders),

which, in each case, has not ceased to be Lender in accordance with the terms of this Agreement.

“LIBOR” means, in relation to the Loan:

(a)	the Screen Rate as of the Specified Time for US Dollars and for a period equal in length to the Interest Period of the Loan; or

(b)	as otherwise determined pursuant to Clause 13.1 (Unavailability of Screen Rate),

and, if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“London Business Day” means a day (other than a Saturday or a Sunday or a bank holiday) on which commercial banks are open for general business, including dealings in interbank deposits in London.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2⁄3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3 per cent. of the Total Commitments immediately prior to the reduction).

“Makewhole Amount” has the meaning given to that term in Clause 9.1 (Definitions).

“Margin” means, in relation to the Loan:

(a)	in respect of the period from and including the Utilisation Date of the Loan to and including the date falling 18 Months after that Utilisation Date, 3.15 per cent. per annum; and

(b)	at any time thereafter, 3.45 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business or financial condition of the Obligors or of the Group, in each case, taken as a whole;

(b)	the ability of an Obligor or a Security Provider to perform its payment or other material obligations under the Finance Documents; or

(c)

subject to the Legal Reservations and the applicable Perfection Requirements, the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Material Licences” means any material licences, permits and Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group and the lack of which would adversely affect its ability to conduct a material part of its business or trade.

“Material Subsidiary” means:

(a)

a Subsidiary of the Borrower, the total assets, EBITDA or total revenues of which (consolidated where that Subsidiary itself has Subsidiaries) as at the date as at which its latest audited consolidated financial statements were prepared or, as the case may be, for the financial period to which those financial statements relate account for eight per cent. or more of the consolidated total assets, EBITDA or total revenues of the Group (all as calculated by reference to the latest audited consolidated financial statements of the Group); or

(b)

a Subsidiary of the Borrower to which has been transferred (whether in a single transaction or a series of transactions (whether related or not)) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction(s) was a Material Subsidiary.

For the purposes of this definition:

(i)

if a Subsidiary becomes a Material Subsidiary under paragraph (b) above, the Material Subsidiary by which the relevant transfer was made shall, subject to paragraph (a) above, cease to be a Material Subsidiary; and

(ii)

if a Subsidiary is acquired by the Borrower after the end of the financial period to which the latest audited consolidated financial statements of the Group relate, those financial statements shall be adjusted as if that Subsidiary had been shown in them by reference to its then latest audited financial statements until audited consolidated financial statements of the Group for the financial period in which the acquisition is made have been prepared.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)

if an Interest Period begins on the last Business Day of a calendar month and, consistent with the terms of this Agreement, that Interest Period is to be of a duration equal to a whole number of Months, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 27.1 (Assignments and transfers by the Lenders).

“New Shareholder Injection” means:

(a)	any proceeds of any payment made for the subscription of shares in the Borrower by the Sponsor; or

(b)	any Financial Indebtedness advanced to the Borrower by the Sponsor by way of a loan, subordinated to the Financial Indebtedness under the Finance Documents pursuant to the Subordination Deed.

“Obligor” means the Borrower or a Guarantor.

“Obligors’ Agent” means the Borrower, which has been appointed to act on behalf of each other Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“Original Financial Statements” means the audited consolidated financial statements of TDCXH for the Financial Year ended 31 December 2019.

“Original Junior Finance Party” means any of the creditors listed in Schedule 1 (The Original Junior Finance Parties) to the Subordination Deed dated on or about the date of this Agreement as original junior finance parties.

“Original Jurisdiction” means, in relation to an Obligor or a Security Provider, the jurisdiction under whose laws that Obligor or Security Provider is incorporated as at the date of this Agreement.

“Participant” means each person to whom a Lender will make payments under a Participation Agreement.

“Participating Lender” has the meaning given to that term in paragraph (c) of Clause 6.2 (Extension option).

“Participation” means a fee letter, sub-participation, credit derivative (including a credit default swap or credit linked note), loan participation note, total return swap (or similar transactions of broadly equivalent economic effect) or any other agreement between (or instrument in favour of) a Lender and a Participant, whether directly or indirectly, under which the Lender is obliged to make certain payments to the Participant by reference to, one or more Finance Documents and/or one or more Obligors, but excluding any assignment, transfer or novation of any of a Lender’s Commitments and/or rights and/or obligations in accordance with Clause 27.1 (Assignments and transfers by the Lenders).

“Participation Agreement” means each agreement or letter between a Lender and a Participant in respect of a Participation.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making of the appropriate registrations, filings, endorsements, notarisation, stamping, notifications or other actions or steps to be made in any jurisdiction in order to perfect Security created by a Security Document and/or in order to achieve the relevant priority for the Security created thereunder.

“Permitted Acquisition” means:

(a)	the Acquisition;

(b)	the acquisition of Cash Equivalent Investments;

(c)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(d)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(e)	the acquisition or establishment of, or involvement in, any share or interest in any Permitted Joint Venture;

(f)	an acquisition by any member of the Group of the business or undertaking of another member of the Group, where such acquisition is an integral part of any merger permitted under Clause 24.11 (Merger);

(g)	the incorporation of a company which has not traded and has no assets or liabilities prior to incorporation and which becomes a member of the Group;

(h)	an acquisition or investment:

(i)	which is in respect of assets or businesses in the same nature and of the same scope as the Group’s business as conducted on the date of this Agreement; and

(ii)

the value of which acquisition or investment (when aggregated with the value of all other acquisitions and investments permitted under the preceding paragraphs and made in the same Financial Year) does not exceed S$25,000,000 (or its equivalent in another currency or currencies), provided that such acquisition or investment does not result in a breach of any provision of this Agreement; and

(i)	any other acquisition with the prior written consent of the Majority Lenders.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which does not relate to any Transaction Security:

(a)	of assets made by any member of the Group in the ordinary course of trading of the disposing entity on arm’s length terms;

(b)	of any asset (other than shares) by a member of the Group to another member of the Group;

(c)

of assets (other than shares, businesses and Real Property) in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose (other than an exchange of a non-cash asset for cash) on arm’s length terms;

(d)	of obsolete, worn out or redundant vehicles, plant and equipment for cash and on arm’s length terms;

(e)	to a Joint Venture, to the extent permitted by Clause 24.14 (Joint ventures);

(f)	of Cash Equivalent Investments for cash or in exchange of other Cash Equivalent Investments;

(g)	of cash for a purpose not otherwise prohibited under the Finance Documents and on arm’s length terms;

(h)	constituted by a licence of intellectual property in favour of (i) any person on arm’s length commercial terms or (ii) another member of the Group;

(i)	of shares in the Borrower pursuant to the IPO, provided that Clause 8.2 (IPO) is complied with;

(j)	arising as a result of any Permitted Security;

(k)	of shares in Comparexpress Pte. Ltd., Comparexpress Insurance Broker (Thailand) Ltd and/or Teledirect Hong Kong Limited;

(l)

of assets on arm’s length terms where the higher of the market value and consideration receivable (when aggregated with the higher of the market value and consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed S$25,000,000 (or its equivalent in another currency or currencies) in any Financial Year; and

(m)	any other disposal with the prior written consent of the Majority Lenders.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under the Finance Documents;

(b)

arising under a transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency or interest rates where that exposure arises in the ordinary course of trade or in respect of the Loan, but not a transaction for investment or speculative purposes;

(c)	arising under a Permitted Loan or a Permitted Guarantee or as permitted by Clause 24.23 (Treasury Transactions);

(d)

of any person acquired by a member of the Group after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of 30 days following the date of acquisition;

(e)	arising under the Existing Financial Indebtedness, provided that the principal amount of such Existing Financial Indebtedness shall not be increased after the date of this Agreement;

(f)	relating to Lease Liabilities of vehicles, plant, equipment or computers;

(g)	not permitted by the preceding paragraphs and the outstanding amount of which does not exceed S$50,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time; and

(h)	incurred with the prior written consent of the Majority Lenders.

“Permitted Guarantee” means:

(a)	any guarantee arising under the Finance Documents;

(b)	the endorsement of negotiable instruments in the ordinary course of trade;

(c)

any performance or similar bond guaranteeing performance by a member of the Group (or a counter indemnity to a bank or financial institution providing such performance or similar bond) under any contract entered into in the ordinary course of business;

(d)	any guarantee of a Joint Venture to the extent permitted by Clause 24.14 (Joint ventures);

(e)

any guarantee permitted under Clause 24.9 (Financial Indebtedness), including, for the avoidance of doubt, the guarantee executed by TDCXH in respect of TDCXSG’s obligations to Oversea-Chinese Banking Corporation Limited under the Existing Financial Indebtedness;

(f)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of “Permitted Security”;

(g)	any guarantee or indemnity given by any member of the Group in connection with any leases (other than finance or capital leases) entered into by any member of the Group;

(h)

any guarantee not permitted by the preceding paragraphs, where the aggregate principal liability (whether actual or contingent) of members of the Group under all such guarantees does not exceed S$50,000,000 (or its equivalent in other currencies) in aggregate at any time; and

(i)	incurred with the prior written consent of the Majority Lenders.

“Permitted Joint Venture” means any investment in any Joint Venture:

(a)	where:

(i)	the Joint Venture is engaged in a business substantially the same as that carried on by the Group; and

(ii)	in any Financial Year, the aggregate (the “Joint Venture Investment”) of:

(A)	all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Group;

(B)	the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture; and

(C)	the market value of any assets transferred by any member of the Group to any such Joint Venture,

does not exceed S$25,000,000 (or its equivalent in other currencies); and

(b)	made with the prior written consent of the Majority Lenders.

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, “Permitted Financial Indebtedness” (except under paragraph (c) of that definition);

(c)	a loan made to a Joint Venture to the extent permitted under Clause 24.14 (Joint ventures);

(d)	a loan made by an Obligor to another Obligor;

(e)	a loan made by a member of the Group which is not an Obligor to another member of the Group which is not an Obligor;

(f)

a loan made by a member of the Group which is not an Obligor to an Obligor, provided that any indebtedness incurred by such Obligor in connection with such loan is subordinated to the rights of the Lenders pursuant to the Subordination Deed;

(g)	a loan made by an Obligor to a member of the Group which is not an Obligor, provided that:

(i)	this paragraph (g) shall not permit a loan made by an Obligor to TDCX (PH), Inc. or TDCX (MY) Sdn BHD; and

(ii)

the outstanding principal amount of which, when aggregated with the outstanding principal amount of all other loans under this paragraph (g) made to that member of the Group does not exceed S$10,000,000 (or its equivalent in other currencies) in aggregate for that member of the Group at any time; and

(h)	any other loan made with the prior written consent of the Majority Lenders.

“Permitted Security” means:

(a)

any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group, and provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(b)

any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as: (i) such arrangement does not permit credit balances of any Obligor to be netted or set off against debit balances of members of the Group other than an Obligor; and (ii) such arrangement does not give rise to other Security over the assets of any Obligor in support of liabilities of any member of the Group other than an Obligor;

(c)

any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(d)	any Security or Quasi-Security created pursuant to any Finance Document;

(e)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(f)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(g)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement, if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

(h)

any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi-Security is removed or discharged within three months of that company becoming a member of the Group;

(i)	any Security or Quasi-Security arising as a consequence of any Lease Liabilities permitted pursuant to paragraph (f) of the definition of “Permitted Financial Indebtedness”;

(j)

any Security over rental deposits arising in the ordinary course of trading in respect of any property leased or licensed by a member of the Group, provided that the deposit does not exceed 12 months’ rent for the relevant property;

(k)	any Security or Quasi-Security over bank accounts granted as part of that banks standard terms and conditions;

(l)	any Security or Quasi-Security over ownership interests in Joint Ventures to secure mutual obligations to other Joint Venture partners;

(m)	any Security or Quasi-Security arising as a result of legal proceedings being contested in good faith and which is discharged within 30 days of such Security or Quasi-Security first arising;

(n)

any Security or Quasi-Security arising by operation of law in respect of Taxes being contested in good faith which is discharged by no later than 30 days after it first arose, and provided that such Security or Quasi-Security will not rank in priority to any Security created under any Security Document;

(o)

up to the date falling three months after the date of this Agreement, any Security or Quasi-Security listed in Part II of Schedule 7 (Existing Financing) except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated in that Schedule;

(p)

any Security or Quasi-Security securing indebtedness, the principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (a) to (n) above) does not exceed S$50,000,000 (or its equivalent in other currencies); and

(q)	any Security or Quasi-Security granted with the prior written consent of the Majority Lenders.

“Permitted Share Issue” means an issue of:

(a)	ordinary shares by the Borrower pursuant to the Employee Stock Option Plan where such issue does not lead to a Change of Control of the Borrower;

(b)	shares by the Borrower pursuant to the IPO provided that Clause 8.2 (IPO) is complied with; and

(c)	shares by a member of the Group which is a Subsidiary of the Borrower to its shareholders, provided that where such shareholder is a member of the Group, it shall acquire:

(i)

(where such newly issued shares are of a class then currently in issue as a class) the number of such shares that is at least in proportion to their respective then current percentage holdings in that class of shares; and

(ii)

(where such newly-issued shares are of a different class from those then currently in issue as a class) the number of such shares that is at least in proportion to the highest then current percentage holding in all other existing equity classes of shares, and, in each case, where (if the existing shares of the Borrower or the Subsidiary of the Borrower are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms.

“Positive Net Worth Date” means the first date on which financial statements and Compliance Certificates are delivered under Clause 22.1 (Financial statements) and Clause 22.2 (Provision and contents of Compliance Certificate) showing that the value of the consolidated assets of the Group is no less than its consolidated liabilities (taking into account contingent and prospective liabilities).

“Quasi-Security” means any arrangement or transaction of a nature, or with an effect, described in paragraph (b) of Clause 24.3 (Negative Pledge).

“Quotation Day” means:

(a)

in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); and

(b)	in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 11.3 (Default interest), such date as may be determined by the Agent (acting reasonably).

“Real Property” means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receiver” means a receiver, a receiver and manager, an administrative receiver or other receiver or manager in respect of the whole or any part of the Security Assets.

“Related Fund” means, in relation to a fund (the “first fund”), a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor or a Security Provider;

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its material business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repayment Date” means each date specified in paragraph (b) of Clause 6.1 (Repayment of Loan) for the payment of a Repayment Instalment (or, if that day is not a Business Day, the immediately preceding Business Day).

“Repayment Instalment” means each instalment for repayment of the Loan specified in paragraph (b) of Clause 6.1 (Repayment of Loan).

“Repeating Representations” means each of the representations set out in Clauses 21.1 (Status) to 21.4 (Power and authority), 21.6 (Governing law and enforcement), paragraph (a) of 21.10 (No default), paragraphs (a), (b) and (d) of 21.12 (Financial statements), 21.14 (Pari passu ranking), 21.18 (Sanctions) to 21.20 (Anti-money laundering), 21.22 (Good title to assets), 21.29 (No immunity) and 21.30 (Authorised signatories).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Restricted Countries” means, as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the region of Crimea and/or any other country or region so designated from time to time by a Sanctions Authority, as notified from time to time to the Borrower by the Agent (acting on behalf of any Lender).

“Restricted Parties” means any person, entity or party:

(a)	listed on any Sanctions List or a person, entity or party acting on behalf of such a person, entity or party;

(b)	located, domiciled, resident in or incorporated under the laws of a country that is the target of country-wide Sanctions;

(c)	the government of a Restricted Country;

(d)	otherwise a target of Sanctions; or

(e)	controlling, owned or controlled by, or under common control with, any person, entity or party referred to under paragraphs (a) to (d) above.

“Sanctions” means any trade, economic or financial sanctions laws, regulations or embargoes enacted, imposed or enforced by any Sanctions Authority.

“Sanctions Authority” means:

(a)	the United States;

(b)	the United Nations;

(c)	the European Union;

(d)	Switzerland;

(e)	Hong Kong;

(f)	Singapore;

(g)

the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), the US Department of State, and Her Majesty’s Treasury, the Secretariat for Economic Affairs of Switzerland, the Swiss Directorate of International Law, the Hong Kong Monetary Authority and the Monetary Authority of Singapore; or

(h)	any other body notified from time to time in writing to the Borrower by the Agent (acting on behalf of any Lender).

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list publicly issued by OFAC, the “Consolidated List of Financial Sanctions Targets in the UK” publicly issued by Her Majesty’s Treasury, or any similar list issued or maintained and made public by, or any public announcement of a Sanctions designation made by, any of the authorities of the United States, the United Kingdom, Switzerland, Hong Kong, Singapore, the United Nations or the European Union.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for US Dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Secured Liabilities” means all present and future liabilities and obligations at any time due, owing or incurred by an Obligor or a Security Provider to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly, as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)

any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)

any claim as a result of any recovery by any Obligor or any Security Provider of a payment, prepayment, repayment, redemption, defeasance or discharge of those liabilities or obligations on the grounds of preference or otherwise, and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Secured Party” means a Finance Party, a Receiver or any Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Assets” means all of the assets of the Obligors and the Security Providers which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security Document” means:

(a)	the Borrower Share Mortgage (Sponsor);

(b)	the Borrower Accounts Security Agreement;

(c)	the TDCX Share Mortgage;

(d)	the TDCXH Share Mortgage; or

(e)	any other security document that may at any time be entered into which creates (or is expressed to create) Security for any of the Secured Liabilities and designated as such by the Security Agent.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as security agent for the Secured Parties and all proceeds of that Transaction Security;

(b)

all obligations expressed to be undertaken by an Obligor or a Security Provider to pay amounts in respect of the Secured Liabilities to the Security Agent as security agent for the Secured Parties and secured by the Transaction Security together with all representations and warranties and undertakings expressed to be given by an Obligor, a Security Provider or any other person in favour of the Security Agent as security agent for the Secured Parties; and

(c)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as security agent for the Secured Parties.

“Security Providers” means the Sponsor and any other person(s) who at any time creates Security for any of the Secured Liabilities.

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Sponsor” means Junique Laurent Bernard Marie, a citizen of France with passport number 18FV12224 and his residential address at 17 Rebecca Road, Rebecca Park, Singapore 266695.

“Subordination Deed” means a subordination deed dated on or about the date of this Agreement, between, among others, the Borrower, the Original Junior Finance Parties and the Agent.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“TDCX Share Mortgage” means the first ranking Cayman law-governed equitable mortgage over shares to be made between the Borrower and the Security Agent in respect of the shares of TDCX.

“TDCX Shares” means 100 per cent. of each class of the issued share capital of TDCX.

“TDCXH Share Mortgage” means the first ranking Singapore law-governed security agreement over shares to be made between TDCX and the Security Agent in respect of the shares of TDCXH.

“TDCXSG” means TDCX (SG) Pte. Ltd., a private company limited by shares incorporated in Singapore with company registration number UEN 199507681R and having its registered office at 750D Chai Chee Road, #06-01/06, ESR Bizpark @ Chai Chee, Singapore 469004.

“Termination Date” means the date which is 24 Months after the Utilisation Date or (in the event an extension is granted pursuant to Clause 6.2 (Extension option)) the date which is 36 Months after the Utilisation Date, and, if that day is not a Business Day, the immediately preceding Business Day.

“Total Commitments” means the aggregate of the Commitments, being US$188,000,000 at the date of this Agreement.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate), in a recommended form of the APLMA from time to time or in any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Upfront Fee” has the meaning given to that term in the Upfront Fee Letter.

“Upfront Fee Letter” means the fee letter dated on or about the date of this Agreement between, among others, the Borrower and the Arranger, setting out the fee referred to in Clause 14.1 (Upfront fee).

“US” means the United States of America.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 4 (Utilisation Request).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the “Account Bank”, the “Agent”, the “Arranger”, any “Finance Party”, any “Junior Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent”, any “Security Provider” or the “Sponsor” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)

an “authorised signatory” means a person that has been duly authorised by another person (the “other person”) to execute or sign any Finance Document (or other document or notice to be executed or signed by the other person under or in connection with any Finance Document) on behalf of that other person;

(v)

a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced from time to time and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument, and including any waiver or consent granted in respect of any term of any Finance Document from time to time;

(vi)

“guarantee” means (other than in Clause 20 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of any other person to meet its indebtedness;

(vii)	“including” shall be construed as “including, without limitation” (and cognate expressions shall be construed similarly).

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)

a Lender’s “participation” in the Loan or an Unpaid Sum includes an amount (in the currency of the Loan or such Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of the Loan or such Unpaid Sum and the Lender’s rights under this Agreement in respect thereof.

(x)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality) or two or more of the foregoing;

(xi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	“shares” or “share capital” includes issued shares and other equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly);

(xiii)

a “law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case, of any jurisdiction whatever (and “lawful” and “unlawful” shall be construed accordingly);

(xiv)	a law or a provision of law is a reference to that law or, as applicable, that provision as amended or re-enacted from time to time; and

(xv)	a time of day is a reference to Singapore time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice or certificate given under or in connection with any Finance Document has the same meaning in that Finance Document, notice or certificate as in this Agreement.

(e)	A Default or an Event of Default is “continuing” if it has not been remedied or waived in writing.

(f)

Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent’s spot rate of exchange (or, if the Agent does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the Agent (acting reasonably)) for the purchase of the specified currency with that other currency at or about 11:00 a.m. (Singapore time) on the relevant date, is equal to the relevant amount in the specified currency.

1.3	Currency symbols and definitions

(a)	“S$”, “SGD” and “Singapore Dollars” denote the lawful currency of Singapore.

(b)	“US$”, “USD” and “US Dollars” denote the lawful currency of the US.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)

Subject to Clause 39.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)

Any Receiver, Delegate or any person described in paragraph (b) of Clause 29.12 (Exclusion of liability) may, subject to this Clause 1.4 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a US Dollar term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Obligors’ Agent

(a)

Each Obligor (other than the Borrower) by its execution of this Agreement irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect that Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and, in each case, that Obligor shall be bound as though that Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards paying the Sponsor the purchase price for the TDCX Shares under and in accordance with the terms of the Acquisition Agreement, as described in the Funds Flow Statement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

(a)

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance reasonably satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan and none of the circumstances described in Clause 8.1 (Change of Control) has occurred;

(b)

the Repeating Representations and any other representations expressed to repeat on such date in any other Finance Document to be made by each Obligor or each Security Provider are true in all material respects;

(c)	the IRA Balance is, or will with the funds from that Utilisation be, at least equal to the IRA Amount.

4.3	Maximum number of Loans

(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, more than one Loan would be outstanding.

(b)	The Borrower may not request that the Loan be divided.

SECTION 3

UTILISATION

5	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)	the proposed Interest Period complies with Clause 12 (Interest Periods); and

(iv)	it specifies the account and bank (which must be in the principal financial centre of the country of the currency of the Utilisation) to which the proceeds of the Utilisation are to be credited.

(b)	Only one Loan may be requested in the Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in the Utilisation Request must be US Dollars.

(b)	The amount of the proposed Loan must be:

(i)	a minimum of US$10,000,000 or in higher integral multiples of US$1,000,000 or, if less, the Total Commitment; and

(ii)	in any event, such that it is less than or equal to the Total Commitment.

5.4	Lenders’ participation

(a)

If the conditions set out in Clause 4 (Conditions of Utilisation) and Clause 5.1 (Delivery of a Utilisation Request) to Clause 5.3 (Currency and amount) have been met, each Lender participating in the Facility shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Commitment to the Total Commitments immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan, in each case, by the Specified Time.

5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled (without any fee, premium or penalty) on the earlier of:

(a)	the Utilisation Date; or

(b)	the last day of the Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	Repayment

6.1	Repayment of Loan

(a)	Subject to paragraph (b) below, the Borrower shall repay the Loan in full on the applicable Termination Date.

(b)

If an extension in respect of the Loan is agreed in accordance with Clause 6.2 (Extension option) below, the Borrower shall repay the Loan in instalments by repaying on each Repayment Date an amount which reduces the outstanding amount of the Loan by an amount equal to the relevant percentage of the principal amount of the Loan outstanding on the First Repayment Date:

Repayment Date	Repayment Instalment
24 Months after the Utilisation Date (the “ First Repayment Date ”)	25 per cent.
30 Months after the Utilisation Date	25 per cent.
36 Months after the Utilisation Date	50 per cent. (or, if different, the balance of the Loan which is outstanding)

(c)	The Borrower may not reborrow any part of the Facility which is repaid.

6.2	Extension option

(a)

The Borrower may request that the Termination Date be extended subject to the terms of this Clause 6.2 by giving notice to the Agent not less than 60 days (and not more than 120 days) before the date which is 24 months after the Utilisation Date with the effect that the Termination Date shall be the date which is 36 Months after the Utilisation Date.

(b)	A notice served by the Borrower pursuant to paragraph (a) above shall be irrevocable.

(c)	The Agent shall promptly notify each Lender participating in the Loan (a “Participating Lender”) of any such request.

(d)

Each Participating Lender shall notify the Agent of its decision (which shall be in its sole discretion) whether or not to agree to any such request not later than 30 days before the date which is 24 Months after the Utilisation Date (and, if any Participating Lender has not notified the Agent of its acceptance of any such request on or before such date, it shall be deemed to have refused such request) and the Agent shall promptly notify the Borrower whether or not each Participating Lender has agreed to such request.

(e)

Promptly following receipt of notification from the Agent pursuant to paragraph (d) above, the Borrower may elect by notice to the Agent to accept the extension offered by all the relevant Participating Lender(s) who agreed to the extension request (the “Relevant Participating Lenders”), in which case, the Termination Date shall be extended in relation to the Commitments and participations of the Relevant Participating Lender(s).

(f)	Notwithstanding any other provision in this Agreement:

(i)	the Borrower may only request that the Termination Date be extended once; and

(ii)	the Relevant Participating Lenders will only be obliged to comply with the provisions of this Clause 6.2 if on the date of any extension request:

(A)	no Event of Default is continuing or would result from the proposed extension; and

(B)	the Repeating Representations to be made by each Obligor are true in all material respects.

(g)	If any Participating Lender does not agree to the extension request, its participation in the outstanding Loan shall be repaid in accordance with paragraph (a) of Clause 6.1 (Repayment of Loan).

(h)

If any extension is agreed in accordance with this Clause 6.2, the Borrower shall pay to the Agent (for the account of each Relevant Participating Lender) a fee in such amount and at such time as may be agreed between the Borrower and that Relevant Participating Lender.

7	Illegality, voluntary prepayment and cancellation

7.1	Illegality

If, at any time it is or will become unlawful in any applicable jurisdiction for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	then that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, each Commitment of that Lender will be immediately cancelled (without any fee, premium or penalty); and

(c)

the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by that Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled (without any fee, premium or penalty) in the amount of the participations to be repaid.

7.2	Voluntary cancellation

The Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel (without any fee, premium or penalty but subject to Clause 9 (Makewhole Amount)) the whole or any part (being a minimum amount of US$5,000,000 or in higher integral multiples of US$1,000,000) of the Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably.

7.3	Voluntary prepayment

(a)

The Borrower may, subject to Clause 10.1 (Notices of cancellation or prepayment), if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of US$5,000,000 or in higher integral multiples of US$1,000,0000).

(b)	The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Commitment is zero).

(c)	Any prepayment made under this Clause 7.3:

(i)	shall be applied in prepayment of the Loan; and

(ii)	if an extension is agreed in accordance with Clause 6.2 (Extension option) above, shall satisfy the obligations under Clause 6.1 (Repayment of Loan) in inverse chronological order.

7.4	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)

by reason of the introduction after the date of this Agreement of, or any change after the date of this Agreement in (or in the interpretation, administration or application of) any law, any sum payable to any Lender by the Borrower is required to be increased under paragraph (a) of Clause 15.2 (Tax gross-up) to a greater extent than would have been required had that payment been made to that Lender on the date of this Agreement; or

(ii)	any Lender claims indemnification from the Borrower under Clause 15.3 (Tax indemnity) or Clause 16.1 (Increased Costs),

the Borrower may, subject to Clause 10.1 (Notices of cancellation or prepayment), whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan.

(b)

On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment(s) of that Lender shall be immediately reduced to zero (without any fee, premium or penalty but subject to Clause 9 (Makewhole Amount)).

(c)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan together with all interest and other amounts payable to such Lender under the Finance Documents and that Lender’s Commitment(s) shall be immediately cancelled (without any fee, premium or penalty but subject to Clause 9 (Makewhole Amount)) in the amount of the participations repaid.

8	Mandatory prepayment and cancellation

8.1	Change of Control

If a Change of Control exists, occurs or has occurred:

(a)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(b)	a Lender shall not be obliged to fund the Utilisation; and

(c)

if a Lender so requires and notifies the Agent within 21 days of the Borrower notifying the Agent of the event the Agent shall, by not less than five Business Days’ notice to the Borrower, cancel the Commitment of that Lender and declare the participation of that Lender in the Loan, together with accrued interest thereon, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon such Commitment will be immediately cancelled (without any fee, premium or penalty but subject to Clause 9 (Makewhole Amount)), any Commitment of that Lender shall immediately cease to be available for further utilisation and the participation of that Lender in the Loan, accrued interest thereon and all other amounts in connection therewith shall become immediately due and payable.

8.2	IPO

If an IPO occurs or has occurred:

(a)	the Borrower shall promptly notify the Agent;

(b)	no Lender shall be obliged to fund the Utilisation; and

(c)

the Commitment of each Lender will be immediately cancelled (without any fee, premium or penalty) and the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall become due and payable on the tenth Business Day after the IPO.

8.3	Disposal and Insurance Proceeds

(a)	For the purposes of this Clause 8.3 and Clause 8.5 (Application of mandatory prepayments and cancellations):

“Disposal” means a sale, lease, licence, transfer or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds and after deducting:

(i)	any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and

(ii)

any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Excluded Disposal Proceeds” means any proceeds of any Disposal which the Borrower notifies the Agent are:

(i)	made in accordance with paragraphs (a), (b), (f), (h) and (j) of the definition of “Permitted Disposal”;

(ii)

made in accordance with paragraphs (c) and (e) of the definition of “Permitted Disposal” and applied in the purchase of replacement assets for use in the business of the Group as soon as possible (but in any event within 180 days, or such longer period as the Majority Lenders may agree) after receipt or committed to be applied within 180 days of receipt and actually applied as soon as possible but in any event within 180 days after being so committed;

(iii)	received in kind or by way of non-cash consideration; or

(iv)

equal to or less than S$5,000,000 (or its equivalent in another currency or currencies) in respect of any individual Disposal or S$25,000,000 (or its equivalent in another currency or currencies) in aggregate in a series of related Disposals.

“Excluded Insurance Proceeds” means any proceeds of an insurance claim which the Borrower notifies the Agent:

(i)	are, or are to be, applied to meet a third party claim;

(ii)	are, or are to be applied to cover operating losses in respect of which the relevant insurance claim was made;

(iii)

are, or are to be, applied in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made as soon as possible (but in any event within 180 days, or such longer period as the Majority Lenders may agree) after receipt or committed to be applied within 180 days of receipt and actually applied as soon as possible but in any event within 180 days after being so committed; or

(iv)

are equal to or less than S$2,000,000 (or its equivalent in another currency or currencies) in respect of any single insurance claim or S$5,000,000 (or its equivalent in another currency or currencies) in aggregate in a series of related insurance claims.

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.

(b)

The Borrower shall prepay the Loan, and cancel the Commitment, in amounts equal to the following amounts at the times and in the order of application contemplated by Clause 8.5 (Application of mandatory prepayments and cancellations):

(i)	the amount of Disposal Proceeds; and

(ii)	the amount of Insurance Proceeds.

8.4	Non-completion of the Acquisition

(a)	If the Acquisition Closing Date does not occur on or before the Utilisation Date:

(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event; and

(ii)

the Commitment of each Lender will be immediately cancelled (without any fee, premium or penalty but subject to Clause 9 (Makewhole Amount)) and the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall become immediately due and payable.

(b)	If any Acquisition Document is terminated, rescinded or repudiated prior to the occurrence of the Acquisition Closing Date, then:

(i)	the Borrower shall inform the Agent of that event promptly following its occurrence;

(ii)	no Lender shall be obliged to fund the Utilisation; and

(iii)

the Commitment of each Lender will be immediately cancelled (without any fee, premium or penalty but subject to Clause 9 (Makewhole Amount)) and the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall become immediately due and payable.

8.5	Application of mandatory prepayments and cancellations

(a)	A prepayment of the Loan or cancellation of Commitment made under Clause 8.3 (Disposal and Insurance Proceeds) shall be applied in the following order:

(i)	first, in cancellation of the Commitment (and the Commitments of the Lenders will be cancelled rateably); and

(ii)	secondly:

(A)	in prepayment of the Loan; and

(B)	if an extension is agreed in accordance with Clause 6.2 (Extension option), such prepayment shall satisfy the obligations under Clause 6.1 (Repayment of Loan) in inverse chronological order.

(b)	In the case of any prepayment relating to the amounts of Disposal Proceeds or Insurance Proceeds, the Borrower shall prepay the Loan as soon as reasonably practicable after receipt of those proceeds.

(c)

Any amount to be applied in cancellation of Commitments pursuant to paragraph (a)(i) above shall be so applied, and such amount of the Commitments shall be cancelled (without any fee, premium or penalty but subject to Clause 9 (Makewhole Amount)), on and with effect from the date the Disposal Proceeds or Insurance Proceeds (as applicable) become subject to prepayment by (or on behalf of) the relevant member of the Group.

8.6	Excluded proceeds

Where Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definition of “Excluded Disposal Proceeds” or “Excluded Insurance Proceeds”), the Borrower shall ensure that those amounts are used for that purpose and, if requested to do so by the Agent, shall promptly deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

9	Makewhole Amount

9.1	Definitions

For the purposes of this Clause 9:

“Makewhole Amount” means, in relation to the Loan, an amount in US Dollars determined by the Agent to be equal to:

where:

A	=	the Relevant Prepayment Amount on the Prepayment Date;

B	=	the applicable Margin;

C	=	the number of calendar days from and including the Prepayment Date to but excluding the Makewhole Termination Date; and

D	=	360.

Makewhole Termination Date” means, in relation to the Loan, the date falling six Months after the Utilisation Date of the Loan.

“Prepayment Date” has the meaning given to that term in Clause 9.2 (Makewhole Amount).

“Relevant Prepayment Amount” has the meaning given to that term in Clause 9.2 (Makewhole Amount).

9.2	Makewhole Amount

(a)

If all or any part of the Loan is required to be repaid, prepaid or is cancelled under this Agreement (other than pursuant to Clause 7.1 (Illegality) or Clause 8.2 (IPO)) prior to the Makewhole Termination Date (or, if the repayment is as a result of a notice of acceleration made pursuant to Clause 26.20 (Acceleration) prior to the Makewhole Termination Date even though payment is made only on or after the Makewhole Termination Date), or all or any part of the Commitment is cancelled by the Borrower, prior to the Makewhole Termination Date (the amount repaid, prepaid or cancelled being a “Relevant Prepayment Amount”), the Borrower shall, on the same date as each such repayment or prepayment is due or such cancellation is made (the “Prepayment Date”) pay to the Lenders the Makewhole Amount in cash.

(b)	For avoidance of doubt, the Makewhole Amount does not include any payments arising pursuant to Clause 11.3 (Default interest).

10	Restrictions

10.1	Notices of cancellation or prepayment

Any notice of cancellation or prepayment given by any Party under Clause 7 (Illegality, voluntary prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

10.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to payment of the Makewhole Amount (if applicable) and Break Costs (if any), without premium or penalty.

10.3	No reborrowing

The Borrower may not reborrow any part of the Facility which is prepaid or repaid.

10.4	Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

10.5	No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

10.6	Agent’s receipt of notices

If the Agent receives a notice under Clause 7 (Illegality, voluntary prepayment and cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

10.7	Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

10.8	Application of prepayments

Any prepayment of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality), Clause 7.4 (Right of repayment and cancellation in relation to a single Lender) or Clause 8.1 (Change of Control)) shall be applied pro rata to each Lender’s participation in the Loan.

SECTION 5

COSTS OF UTILISATION

11	Interest

11.1	Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

11.2	Payment of interest

The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period) (an “Interest Payment Date”).

11.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2 per cent. and the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 11.3 shall be immediately payable by the Borrower on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be the sum of 2 per cent. and the rate which would have applied if the Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

11.4	Notification of rates of interest

(a)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan.

12	Interest Periods

12.1	Interest Periods

(a)

The Interest Period for the Loan shall, subject to paragraph (b) below, be three Months (or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders participating in the Loan).

(b)	An Interest Period shall not extend beyond a Repayment Date or the Termination Date.

(c)	Each Interest Period for the Loan shall start on the Utilisation Date or (if the Loan has already been made) on the last day of the preceding Interest Period of the Loan.

12.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13	Changes to the calculation of interest

13.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan.

(b)

Cost of funds: If paragraph (a) above applies but it is not possible to calculate the Interpolated Screen Rate, there shall be no LIBOR for the Loan and Clause 13.3 (Cost of funds) shall apply to the Loan for that Interest Period.

13.2	Market disruption

If, before 5:00 p.m. (Singapore time) on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 35 per cent. of the Loan) that the cost to it of funding its participation in the Loan from whatever source it may reasonably select would be in excess of LIBOR, then Clause 13.3 (Cost of funds) shall apply to the Loan for the relevant Interest Period.

13.3	Cost of funds

(a)	If this Clause 13.3 applies, the rate of interest on each Lender’s share of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event five Business Days before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan from whatever source it may reasonably select.

(b)

If this Clause 13.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If this Clause 13.3 applies pursuant to Clause 13.2 (Market disruption) and:

(i)	a Lender’s Funding Rate is less than LIBOR; or

(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(e)

If this Clause 13.3 applies pursuant to Clause 13.1 (Unavailability of Screen Rate) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, then for the purposes of sub-paragraph (a)(ii) above, the rate of interest payable to that Lender shall be the weighted average of the rates notified to the Agent by each other Lender in accordance with paragraph (a)(ii) above.

(f)

For the avoidance of doubt, in the event that no substitute basis for determining the rate of interest is agreed, the rate of interest shall continue to be determined in accordance with the terms of this Agreement.

13.4	Notification to Borrower

If Clause 13.3 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrower.

13.5	Break Costs

(a)

The Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or an Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or that Unpaid Sum, provided that no Break Costs shall be attributable if such payment is due to a business catastrophe caused by a force majeure event such as a pandemic or is made pursuant to Clause 8.2 (IPO).

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

14	Fees

14.1	Upfront fee

The Borrower shall pay to the Arranger an upfront fee in the amount and at the times agreed in the Upfront Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

15	Tax gross-up and indemnities

15.1	Definitions

(a)	In this Clause 15:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 15.2 (Tax gross-up) or a payment under Clause 15.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 15 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

15.2	Tax gross-up

(a)

All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless such Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent, for the Finance Party entitled to the payment, evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

15.3	Tax indemnity

(a)

Without prejudice to Clause 15.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within five Business Days of demand of the Agent, indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 15.3 shall not apply to:

(i)	any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party by the jurisdiction in which such Finance Party is incorporated;

(ii)

any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party by the jurisdiction in which its Facility Office is located;

(iii)	the extent a loss, liability or cost is compensated for by an increased payment under Clause 15.2 (Tax gross-up); or

(iv)	a FATCA Deduction required to be made by a Party,

but, for the avoidance of doubt and for the purposes of paragraphs (i) and (ii) above, Tax shall not include any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable.

(b)	A Finance Party intending to make a claim under paragraph (a) above shall notify the Agent of the event giving rise to the claim whereupon the Agent shall notify the Borrower thereof.

(c)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 15.3, notify the Agent.

15.4	Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

15.5	Stamp taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, and

(b)

within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to any stamp duty, registration or other similar Taxes paid or payable in respect of any Finance Document.

15.6	Indirect tax

(a)

All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay (unless that Party is the Agent, the Security Agent or the Arranger, in which case the Borrower shall pay) to the Finance Party (in addition to and at the same time as paying the consideration for that supply) an amount equal to the amount of the Indirect Tax.

(b)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

15.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

15.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Finance Parties.

16	Increased costs

16.1	Increased Costs

(a)

Subject to Clause 16.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or (ii) compliance with any law made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III or CRD IV or any law that implements or applies Basel III or CRD IV. The term “law” in this paragraph (a) shall include any law concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

“Basel III” means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Increased Costs” means:

(i)

a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by that Finance Party or one of its Affiliates);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in the Loan or any Unpaid Sum.

16.2	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

16.3	Exceptions

(a)	Clause 16.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction to be made by a Party;

(iii)

compensated for by Clause 15.3 (Tax indemnity) (or would have been compensated for under Clause 15.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 15.3 (Tax indemnity) applied);

(iv)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this agreement (but excluding any amendment arising out of Basel III and CRD IV) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(v)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 16.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 15.1 (Definitions).

17	Other indemnities

17.1	Currency indemnity

(a)

If any sum due from an Obligor or a Security Provider under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor or Security Provider; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within five Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion, including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2	Other indemnities

The Borrower shall, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any information produced or approved by or on behalf of an Obligor or the Sponsor in connection with the Facility being or being alleged to be misleading and/or deceptive in any respect;

(c)

any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or a Security Provider or with respect to the transactions contemplated or financed under the Finance Documents;

(d)

a failure by an Obligor or a Security Provider to pay any amount due under a Finance Document on its due date or in the relevant currency, including, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(e)

funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(f)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by or on behalf of the Borrower.

17.3	Indemnity to the Agent

The Borrower shall, within five Business Days of demand, indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)

any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.9 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

17.4	Indemnity to the Security Agent

(a)	The Borrower shall, within five Business Days of demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(ii)	the taking, holding, protection or enforcement of the Transaction Security;

(iii)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(iv)	any default by any Obligor or Security Provider in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(v)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(vi)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 17.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

18	Mitigation by the Lenders

18.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 15 (Tax gross-up and indemnities) (other than Clause 15.6 (Indirect tax)) or Clause 16 (Increased Costs), including:

(i)

providing such information as the Borrower may reasonably request in order to permit the Borrower to determine its entitlement to claim any exemption or other relief (whether pursuant to a double tax treaty or otherwise) from any obligation to make a Tax Deduction; and

(ii)	in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2	Limitation of liability

(a)

The Borrower shall, within five Business Days of demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19	Costs and expenses

19.1	Transaction expenses

The Borrower shall within five Business Days of demand, pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing and execution of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

19.2	Amendment costs

If:

(a)	an Obligor or a Security Provider requests an amendment, waiver or consent; or

(b)	an amendment or waiver is contemplated or agreed pursuant to Clause 39.4 (Replacement of Screen Rate),

the Borrower shall, within five Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating, complying with or implementing the contemplated amendment, waiver or consent.

19.3	Enforcement and preservation costs

The Borrower shall, within five Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document or taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

GUARANTEE

20	Guarantee and indemnity

20.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Secured Party punctual performance by each other Obligor of all that other Obligor’s payment obligations under the Finance Documents;

(b)	undertakes with each Secured Party that:

(i)

whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall within five Business Days of demand by the Agent pay that amount as if it was the principal obligor; and

(ii)

if an Ipso Facto Event is continuing, then, within five Business Days of demand by the Agent, that Guarantor shall pay the Loan, accrued interest, the Makewhole Amount (if applicable) and other amounts referred to in Clause

26.20	(Acceleration) as if it was the principal obligor; and

(c)

agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party within five Business Days of demand against any cost, loss or liability it incurs as a result of any Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 20 if the amount claimed had been recoverable on the basis of a guarantee.

20.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, judicial management or otherwise then the liability of each Guarantor under this Clause 20 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

20.4	Waiver of defences

The obligations of each Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 20 (whether or not known to it or any Secured Party), including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security, including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding upon any other party.

20.5	Guarantor intent

Without prejudice to the generality of Clause 20.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents.

20.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 20.

20.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent (or, as the case may be, the Security Agent) otherwise directs, no Guarantor will exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 20:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 20.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If any Guarantor receives any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Secured Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment mechanics).

20.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21	Representations

Each Obligor makes the representations and warranties set out in this Clause 21 in relation to itself only) to each Finance Party on the date of this Agreement and on the Acquisition Closing Date (as though the Acquisition Closing Date had occurred).

21.1	Status

(a)

It is a limited liability corporation, duly incorporated and validly existing and, in relation to each Obligor incorporated in the Cayman Islands, in good standing, under the laws of its jurisdiction of incorporation.

(b)	Each of:

(i)	its Material Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation; and

(ii)

its Subsidiaries (other than its Material Subsidiaries) is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation, other than where failure to be duly incorporated or validly existing would not have or reasonably be expected to have a Material Adverse Effect.

(c)	It and each of:

(i)	its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted; and

(ii)

its Subsidiaries (other than its Material Subsidiaries) has the power to own its assets and carry on its business as it is being conducted other than where failure to own such assets or carry on such business would not have or reasonably be expected to have a Material Adverse Effect.

21.2	Binding obligations

Subject to the Legal Reservations and, in the case of the Security Documents, the applicable Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

21.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party and the granting of the Transaction Security do not and will not conflict with:

(a)	any law applicable to it;

(b)	its or any of its Subsidiaries’ constitutional documents; or

(c)

any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets or constitute a default or termination event (however described) under any such agreement or instrument, in each case to an extent or in a manner which has a Material Adverse Effect, nor (except as provided in any Security Document) result in the existence of, or oblige it or any of its Subsidiaries to create, any Security or Quasi-Security over any of their respective assets.

21.4	Power and authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

21.5	Validity and admissibility in evidence

Subject to the Legal Reservations, all Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions; and

(c)	to enable it to create the Security expressed to be created pursuant to any Security Document and ensure that such Security has the priority and ranking it is expressed to have,

have been obtained, effected, done, fulfilled or performed and are (or will by the required time be) in full force and effect save for complying with the applicable Perfection Requirements in relation to the Security constituted by the Security Documents, which Perfection Requirements will be satisfied as soon as reasonably practicable after execution of the relevant Security Documents and in any event within applicable time limits set out in the relevant Security Documents.

21.6	Governing law and enforcement

(a)

Subject to the Legal Reservations and, in the case of the Security Documents, the applicable Perfection Requirements, the choice of the law stated to be the governing law of each Finance Document will be recognised and enforced in its Relevant Jurisdictions.

(b)

Subject to the Legal Reservations and, in the case of the Security Documents, the applicable Perfection Requirements, any judgment obtained in relation to a Finance Document in the jurisdiction of the stated governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

21.7	Insolvency

(a)

No corporate action, legal proceeding or other procedure or step described in Clause 26.7 (Insolvency proceedings) has been taken or, to the knowledge of any member of the Group, threatened in relation to a member of the Group, other than any corporate action, legal proceeding or other procedure or step taken in relation to a member of the Group (which is not an Obligor or Material Subsidiary) which would not have or reasonably be expected to have a Material Adverse Effect.

(b)	No creditors’ process described in Clause 26.8 (Creditors’ process) has been taken or, to the knowledge of any member of the Group, threatened in relation to a member of the Group.

(c)

None of the circumstances described in Clause 26.6 (Insolvency) applies to a member of the Group, other than any circumstances applying to a member of the Group (which is not an Obligor or a Material Subsidiary) which would not have or reasonably be expected to have a Material Adverse Effect.

21.8	Deduction of Tax

Subject to the Legal Reservations, it is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction (as defined in Clause 15.1 (Definitions)) from any payment it may make under any Finance Document.

21.9	No filing or stamp taxes

Subject to the Legal Reservations, under the law of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for complying with the applicable Perfection Requirements, and provided that (a) Cayman Islands stamp duty will be applicable in relation to any Finance Document which is executed in or taken to the Cayman Islands and (b) Singapore stamp duty will be applicable in relation to the TDCXH Share Mortgage and the Facility Agreement.

21.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which, in each case, has or is reasonably likely to have a Material Adverse Effect.

21.11	No misleading information

(a)

Any factual information provided by any Obligor in connection with the Facility was true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Any financial projections or forecasts provided by any Obligor have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)

No event or circumstance has occurred or arisen and no information has been omitted from the information so provided and no information has been given or withheld that results in any information, forecasts or projections provided by any Obligor being untrue or misleading in any material respect.

(d)	All other written information provided by any Obligor to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

21.12	Financial statements

(a)

The financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with the Accounting Principles consistently applied save to the extent expressly disclosed in such financial statements.

(b)

The financial statements most recently supplied to the Agent (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view of (if audited) or fairly present (if unaudited) the financial condition of the Group or TDCXH (as the case may be) as at the end of the relevant Financial Year and its results of operations during the relevant Financial Year save to the extent expressly disclosed in such financial statements.

(c)

There has been no material adverse change in the business or financial condition of the Obligors or the business or consolidated financial condition of the Group, in each case, taken as a whole since the date of the Original Financial Statements.

(d)	The most recent financial statements delivered pursuant to Clause 22.1 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)	fairly present the Group’s consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.

21.13	Acquisition Documents

(a)	The Acquisition Documents contain all the material terms and conditions relating to the Acquisition.

(b)	Neither the Sponsor nor the Borrower is in default of its material obligations under that Acquisition Document.

(c)

No disclosures have been made by or on behalf of the Sponsor against any representation or warranty (howsoever described) under the Acquisition Agreement which has not been disclosed to the Agent in writing prior to the date of this Agreement.

(d)

Neither the Sponsor nor the Borrower is entitled to exercise any of its termination rights (howsoever expressed) or otherwise decline to complete the Acquisition under the terms of the Acquisition Documents.

21.14	Pari passu ranking

(a)

Subject to the Legal Reservations and the applicable Perfection Requirements, each Security Document creates (or, once entered into, will create) in favour of the Security Agent for the benefit of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

(b)

Without limiting paragraph (a) above, subject to the Legal Reservations and the applicable Perfection Requirements, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.15	No proceedings

(a)

No litigation, arbitration or administrative proceedings (other than those of a frivolous or vexatious nature and which are discharged, stayed or dismissed within 45 days of commencement) of or before any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a Material Adverse Effect has or have (to its knowledge) been started or threatened in writing against it or any of its Subsidiaries.

(b)	No judgment or order of a court, arbitral body or agency which would reasonably be expected to have a Material Adverse Effect has (to its knowledge) been made against it or any of its Subsidiaries.

21.16	No breach of laws

It has not (and none of its Subsidiaries has) breached any law which breach has or is reasonably likely to have a Material Adverse Effect.

21.17	Taxation

(a)	Each Obligor and Material Subsidiary has paid when due all Taxes required to be paid by it other than any Taxes:

(i)	being contested by it in good faith and in accordance with the relevant procedures;

(ii)	which have been disclosed to the Arranger and for which adequate reserves are being maintained in accordance with the Accounting Principles; and

(iii)

where payment can be lawfully withheld and will not result in the imposition of any penalty nor in any Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Security created under any Security Document.

(b)	It is resident for Tax purposes only in its Original Jurisdiction.

21.18	Sanctions

It is not, nor is any of its directors or officers, a Restricted Party, and does not act directly or indirectly on behalf of a Restricted Party.

21.19	Anti-corruption law

(a)

Each member of the Group and (to the best of its knowledge and belief having made all reasonable enquiries) each of their officers, directors, employees and agents is in compliance with applicable Anti-Corruption Laws, and has not made, offered, promised or authorised any payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence decision making to obtain or retain business or an improper advantage in business.

(b)	Each member of the Group has instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

(c)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Group with respect to Anti-Corruption Laws is pending, and, to the best of its knowledge and belief having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

21.20	Anti-money laundering

(a)

The operations of each member of the Group are, and have been, conducted at all times in compliance with applicable financial record keeping and reporting requirements and anti-money laundering statutes in each of the jurisdictions in which it is incorporated or domiciled (as the case may be) and of all jurisdictions in which each member of the Group conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant governmental agency (collectively “Anti-Money Laundering Laws”).

(b)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any member of the Group with respect to Anti-Money Laundering Laws is pending and, to the best of the knowledge and belief of each member of the Group having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

21.21	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

21.22	Good title to assets

It and each of its Subsidiaries has a good and valid title to, or valid leases or licences of, or is otherwise entitled to use, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted, save where the lack of such title, leases, licences or Authorisations, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

21.23	Legal and beneficial ownership

It and each Security Provider is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

21.24	Legal and beneficial ownership of TDCX Shares

(a)	All the TDCX Shares are:

(i)	on and from the Acquisition Closing Date, beneficially owned by the Borrower; and

(ii)

following registration of the Borrower as the owner of the TDCX Shares in the register of members of TDCX (which registration will be made on the Acquisition Closing Date), legally and beneficially owned by the Borrower, in each case, free from any claims, third party rights or competing interests.

(b)	The TDCX Shares comprise, and on the Acquisition Closing Date will comprise, all of the issued shares in the capital of TDCX.

(c)	There are no warrants or options, and on the Acquisition Closing Date there will be no warrants or options, in issue or outstanding in respect of the TDCX Shares.

21.25	Shares

The shares of the Borrower, TDCX and TDCXH are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of the Borrower, TDCX and TDCXH do not restrict or inhibit any transfer of those shares by the Security Agent upon its enforcement of the Transaction Security. There are no agreements in force or corporate resolutions passed which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion).

21.26	Group Structure Chart

The Group Structure Chart is true, complete and accurate in all material respects and shows the following information:

(a)

each member of the Group (assuming the Acquisition Closing Date has occurred), including current name and company registration number, its Original Jurisdiction (in the case of an Obligor), its jurisdiction of incorporation (in the case of a member of the Group which is not an Obligor) and/or its jurisdiction of establishment, a list of shareholders and indicating whether a company is not a company with limited liability;

(b)	details of all joint ventures, partnerships or other entities in which any member of the Group has any interest or participation; and

(c)	all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.

21.27	Subsidiaries

The list of Subsidiaries of the Borrower provided in Schedule 10 (Subsidiaries) is true, complete and accurate as at the Acquisition Closing Date.

21.28	Accounting Reference Date

The Accounting Reference Date of each member of the Group is 31 December.

21.29	No immunity

In any proceedings taken in its jurisdiction of incorporation in relation to the Finance Documents to which it is a party, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

21.30	Authorised signatories

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or paragraph (g) of Clause 22.5 (Information: miscellaneous) is authorised to sign Utilisation Requests (in the case of the Borrower only) and other notices on its behalf.

21.31	Repetition

(a)	The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i)	the date of each Utilisation Request;

(ii)	the first day of each Interest Period; and

(iii)	in relation to any extension request made pursuant to Clause 6.2 (Extension option):

(A)	the date of such extension request; and

(B)	the date on which the extension which is the subject of such extension request is effective.

(b)

The representations and warranties set out in Clauses 21.1 (Status) to 21.5 (Validity and admissibility in evidence), Clause 21.9 (No filing or stamp taxes), Clause 21.14 (Pari passu ranking) and Clause 21.22 (Good title to assets) shall, in addition to paragraph (a) above, be deemed to be made by each Obligor, by reference to the facts and circumstances then existing on the date of execution of each Security Document.

22	Information undertakings

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Financial statements

The Borrower shall supply to the Agent, in sufficient copies, for all the Lenders:

(a)	as soon as the same become available, but in any event by the earlier of:

(i)	10 Business Days after such statements have been signed by the auditors of the Group; and

(ii)	150 days after the end of the Financial Year,

the audited consolidated financial statements of the Group for that Financial Year; and

(b)

as soon as the same become available, but in any event within 60 days of the end of the first, second, third and fourth financial quarters of each of its Financial Years, the unaudited consolidated financial statements of the Group for that financial quarter.

(c)	prior to the Postive Net Worth Date, as soon as the same become available, but in any event by the earlier of:

(iii)	10 Business Days after such statements have been signed by the auditors of the Group; and

(iv)	150 days after the end of the Financial Year,

the audited consolidated financial statements of TDCXH for that Financial Year; and

(d)

prior to the Positive Net Worth Date, as soon as the same become available, but in any event within 60 days of the end of the first, second, third and fourth financial quarters of each of its Financial Years, the unaudited consolidated financial statements of TDCXH for that financial quarter.

22.2	Provision and contents of Compliance Certificate

(a)	The Borrower shall supply a Compliance Certificate to the Agent with each set of Financial Statements delivered pursuant to paragraphs (a) and (b) of Clause 22.1 (Financial statements).

(b)

The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 23 (Financial covenants) as at the date as at which those financial statements were drawn up.

(c)	Each Compliance Certificate shall be signed by one director of the Borrower.

22.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Borrower pursuant to Clause 22.1 (Financial statements) shall be certified by a director of the relevant company as giving a true and fair view of (in the case of any such financial statements which are audited), or fairly presenting (in the case of any such financial statements which are unaudited), the Group’s or TDCXH’s (as the case may be) consolidated financial condition and its results of operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b)

The Borrower shall procure that each set of financial statements delivered by the Borrower pursuant to Clause 22.1 (Financial statements) is prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and the auditors of the Group deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 23 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

22.4	Budget

(a)

The Borrower shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 30 days of the start of each Financial Year, a Budget in relation to that Financial Year and the following one Financial Year.

(b)	The Borrower shall ensure that each Budget:

(i)

is in a form and in substance reasonably acceptable to the Agent and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group, projected disposals and projected capital expenditure for the Group, projected financial covenant calculations and descriptions of the proposed activities of the Group for the Financial Years to which the Budget relates. The projections shall relate to the 12-month period comprising each Financial Year;

(ii)	is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 22.1 (Financial statements); and

(iii)	has been approved by the board of directors of the Borrower.

(c)

If the Borrower updates or changes the Budget, it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

22.5	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

at the same time as they are despatched, copies of all documents despatched by the Borrower to its shareholders generally (or any class of them) or despatched by the Borrower or any Obligors to its creditors generally (or any class of them);

(b)

promptly, any announcement, notice or other document relating specifically to the Borrower posted onto any electronic website maintained by any stock exchange on which shares in or other securities of the Borrower are listed or any electronic website required by any such stock exchange to be maintained by or on behalf of the Borrower;

(c)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (other than those of a frivolous or vexatious nature and which are discharged, stayed or dismissed within 45 days of commencement) which are current or threatened in writing against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(d)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which is reasonably likely to have a Material Adverse Effect;

(e)

as soon as reasonably practicable, such information as the Security Agent may reasonably require about the Security Assets and compliance of the Obligors and the Security Providers with the terms of any Security Document;

(f)	as soon as reasonably practicable, any change in the structure of the Group from that set out in the latest Group Structure Chart delivered pursuant to this Agreement;

(g)

as soon as reasonably practicable, notice of any change in authorised signatories of any Obligor or any Security Provider signed by a director or company secretary of such Obligor or Security Provider accompanied by specimen signatures of any new authorised signatories;

(h)

promptly (and in any event within three Business Days of the final determination of the initial offer price for the securities to be issued pursuant to the IPO) the initial offer price of such securities; and

(i)

as soon as reasonably practicable on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement) as any Finance Party (through the Agent) may reasonably request except to the extent that the disclosure of such information would breach any applicable law or regulations or any applicable rules of any stock exchange or any duty of confidentiality.

22.6	Auditors

The Borrower shall not (and shall ensure that no other member of the Group will) change its auditors from those retained by it as at the date of this Agreement except to any of PricewaterhouseCoopers, Ernst & Young, KPMG, Deloitte & Touche or otherwise with the consent of the Majority Lenders.

22.7	Year-end

The Borrower shall not (and shall ensure that no other member of the Group will) change its Accounting Reference Date.

22.8	Notification of default

(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.9	Direct electronic delivery by Company

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly in accordance with Clause 35.5 (Electronic communication) to the extent that the Lender and the Agent agree to this method of delivery.

22.10	“Know your customer” procedures

(a)

Each Obligor shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security Agent or the Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender) in order for the Agent, the Security Agent, such Lender or, any prospective new Lender to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

(b)

Each Lender shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (in each case, for itself) in order for the Agent or the Security Agent to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

23	Financial covenants

23.1	Financial definitions

In this Agreement:

“Borrowings” means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group (other than any indebtedness referred to in paragraph (g) of the definition of “Financial Indebtedness” and any guarantee or indemnity in respect of that indebtedness).

For this purpose, any amount outstanding or repayable in a currency other than Singapore Dollar shall on that day be taken into account in its Singapore Dollar equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the Accounting Principles applicable to the Original Financial Statements.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any member of the Group;

(c)

after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(d)	before taking into account any Exceptional Items;

(e)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(f)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); and

(g)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset at any time after the Original Financial Statements,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items.

“Finance Charges” means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period in respect of Borrowings, including:

(a)	the interest element of leasing and hire purchase payments;

(b)	commitment fees, commissions, arrangement fees and guarantee fees; and

(c)	amounts in the nature of interest payable in respect of any shares other than equity share capital,

adjusted (but without double counting) by:

(i)

adding back the net amount payable (or deducting the net amount receivable) by members of the Group in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements; and

(ii)	deducting interest income of the Group in respect of that Relevant Period to the extent freely distributable to an Obligor in cash,

as determined (except as needed to reflect the terms of this Clause 23) from the financial statements of the Group and Compliance Certificates delivered under Clause 22.1 (Financial statements) and Clause 22.2 (Provision and contents of Compliance Certificate).

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on 31 December in each year.

“Interest Cover” means the ratio of EBITDA to Finance Charges in respect of any Relevant Period.

“Leverage” means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of 12 months ending on or about the last day of the Financial Year and each period of 12 months ending on or about the last day of each Financial Quarter.

“Secured Cash” means any Cash or Cash Equivalent Investments that are the subject of any Security or Quasi-Security:

(a)	which secures obligations other than Borrowings; or

(b)

which secure Borrowings, to the extent that the amount of such Cash and the market value of the Cash Equivalent Investments, the subject of that Security or Quasi-Security exceeds the principal amount of the Borrowings so secured or assured.

“Total Net Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but:

(a)	excluding any such obligations to any other member of the Group; and

(b)	deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time other than the amount of any Secured Cash,

and so that no amount shall be included or excluded more than once.

23.2	Financial condition

The Borrower shall ensure that:

(a)	Interest Cover: Interest Cover in respect of any Relevant Period ending on or after the date of this Agreement shall not be less than 6:1; and

(b)	Leverage: Leverage in respect of any Relevant Period ending on or after the date of this Agreement shall not exceed 2:1.

23.3	Financial testing

(a)

The financial covenants set out in Clause 23.2 (Financial condition) shall be calculated in accordance with the Accounting Principles applicable to the Original Financial Statements and tested by reference to each of the financial statements delivered pursuant to Clause 22.1 (Financial statements) (as adjusted, if necessary, pursuant to paragraph (b) of Clause 22.3 (Requirements as to Financial Statements)) and/or each Compliance Certificate delivered pursuant to Clause 22.2 (Provision and contents of Compliance Certificate).

(b)	For the purpose of this Clause 23, no item shall be included or excluded more than once in any calculation.

23.4	Cure rights

(a)

In the event that Clause 23.2 (Financial condition) is not complied with (or but for the operation of this Clause 23.4, would not be complied with) at any time, the Borrower shall be entitled within 15 Business Days of the date on which the relevant Compliance Certificate was delivered to the Agent (the “Cure Period”), to receive New Shareholder Injections in US Dollars or Singapore Dollars for the purposes of remedying any such failure to comply (the “Cure Right”) and upon receipt by the Borrower of the cash amount of such New Shareholder Injections (the “Equity Cure Amount”) into the Equity Cure Account:

(i)

Leverage for that Relevant Period shall be recalculated on a pro forma basis as if Total Net Debt for that Relevant Period was reduced by an amount equal to that Equity Cure Amount (or, if the Equity Cure Amount is an amount in US Dollars, its equivalent in Singapore Dollars on the date of recalculation); and

(ii)

Interest Cover for that Relevant Period shall be recalculated on a pro forma basis as if Borrowings for that Relevant Period were reduced by an amount equal to the Equity Cure Amount (or, if the Equity Cure Amount is an amount in US Dollars, its equivalent in Singapore Dollars on the date of recalculation) as if such reduction had taken place on the first day of that Relevant Period.

(b)

If, after giving pro forma effect to the foregoing recalculations, the requirements of Clause 23.2 (Financial condition) have been complied with, such requirements shall be deemed to have been satisfied as of the relevant date of determination as though there had been no failure to comply with such requirements and the applicable breach or default of Clause 23.2 (Financial condition) (or related Event of Default) which had occurred shall be deemed cured for all purposes of the Finance Documents.

(c)	No Equity Cure Amount may exceed the minimum amount necessary to ensure the relevant financial covenants would be complied with as so re-tested.

(d)	The Borrower shall not exercise the Cure Right more than once over the term of the Facility.

24	General undertakings

The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1	Authorisations

(a)	Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect:

(i)	any Authorisation required to:

(A)	enable it to perform its obligations under the Finance Documents; and

(B)

subject to the Legal Reservations and, in the case of the Security Documents, the applicable Perfection Requirements, ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document or otherwise required for a purpose specified in Clause 21.5 (Validity and admissibility in evidence); and

(C)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect; and

(ii)	each Material Licence.

(b)

The Borrower shall promptly make the registrations, obtain all Authorisations and otherwise comply with other requirements specifically referred to in any legal opinion accepted pursuant to Clause 4 (Conditions of Utilisation).

24.2	Compliance with laws

Each Obligor shall (and the Borrower shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair each Obligor’s ability to perform its obligations under the Finance Documents.

24.3	Negative pledge

In this Clause 24.3, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist:

(i)

any arrangement or transaction under which a member of the Group will sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	any arrangement or transaction under which a member of the Group will sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	any title retention arrangement;

(iv)	any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising or assuring the payment of Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is Permitted Security.

24.4	Disposals

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is a Permitted Disposal.

24.5	Arm’s length basis

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into any transaction with any person except in the ordinary course of trading on arm’s length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 24.5:

(i)	intra-Group loans permitted under Clause 24.6 (Loans or credit);

(ii)	any Permitted Disposal, to the extent made by a member of the Group to another member of the Group; and

(iii)	any Permitted Share Issue, to the extent made by a member of the Group to another member of the Group.

24.6	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to a Permitted Loan.

24.7	No guarantees or indemnities

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to:

(i)	(in relation to the Borrower):

(A)	prior to the Positive Net Worth Date, a guarantee which is a Permitted Guarantee referred to in paragraph (a) of the definition of Permitted Guarantee; and

(B)	on and from the Positive Net Worth Date, a guarantee which is a Permitted Guarantee; and

(ii)	(in relation to any member of the Group (other than the Borrower)) a guarantee which is a Permitted Guarantee.

24.8	Dividends and share redemption

The Borrower shall not:

(a)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any Affiliate of the Borrower (other than to another member of the Group); or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

in each case, without the prior written consent of the Majority Lenders.

24.9	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	(in relation to the Borrower):

(A)	prior to the Positive Net Worth Date, Financial Indebtedness which is Permitted Financial Indebtedness referred to in paragraph (a) of the definition of Permitted Financial Indebtedness; and

(B)	on and from the Positive Net Worth Date, Financial Indebtedness which is Permitted Financial Indebtedness; and

(ii)	(in relation to any member of the Group (other than the Borrower)) Financial Indebtedness which is Permitted Financial Indebtedness.

24.10	Share capital

No Obligor shall (and the Borrower shall ensure that no other member of the Group will) issue any shares, grant to any person any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share of any member of the Group (including any right of pre-emption, conversion or exchange), or alter any right attaching to any share capital of any member of the Group except pursuant to a Permitted Share Issue.

24.11	Merger

No Obligor shall (and the Borrower shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than:

(a)	any sale, lease, transfer or other disposal permitted pursuant to Clause 24.4 (Disposals); or

(b)

the solvent liquidation or reorganisation of any member of the Group which is not an Obligor or a Security Provider so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to the shareholders of that member of the Group.

24.12	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower, the Obligors or the Group taken as a whole from that carried on at the date of this Agreement.

24.13	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) invest in or acquire any:

(i)	share in or any security issued by any person, or any interest therein or in the capital of any person, or make any capital contribution to any person; or

(ii)	business or going concern.

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which, in each case, is a Permitted Acquisition.

24.14	Joint ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)

transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of any Joint Venture (or agree to do any of the foregoing).

(b)

Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Joint Venture.

24.15	Preservation of assets

Each Obligor shall (and the Borrower shall ensure that each other Material Subsidiary will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

24.16	Environmental and social matters

(a)

Each Obligor must ensure that it (and the Borrower must ensure that each other member of the Group) is and continues to be in compliance with all Environmental or Social Laws and Environmental or Social Approvals applicable to it, where failure to do so:

(i)	has or is reasonably likely to have a Material Adverse Effect; or

(ii)

would or is reasonably likely to result in any impact on the reputation of any Finance Party arising out of or in connection with any negative publicity or anticipated negative publicity regarding that Finance Party or any liability for any Finance Party.

(b)	Each Obligor shall, promptly upon becoming aware, notify the Agent of:

(i)	any Environmental or Social Claim current, or to its knowledge, pending or threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental or Social Claim,

which:

(A)	has or, if substantiated, is reasonably likely to have a Material Adverse Effect; or

(B)

would or, if substantiated, is reasonably likely to result in any impact on the reputation of any Finance Party arising out of or in connection with any negative publicity or anticipated negative publicity regarding that Finance Party or any liability for any Finance Party.

24.17	Anti-corruption law

(a)

No Obligor shall (and the Borrower shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach any applicable Anti-Corruption Laws.

(b)	Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):

(i)	comply with, and use reasonable endeavours to ensure that each of its or their officers, directors, employees and agents will comply with, all applicable Anti- Corruption Laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with all applicable Anti-Corruption Laws.

24.18	Sanctions

The Borrower undertakes not to use any of the funds advanced under this Agreement directly or indirectly for business activities relating to any Restricted Country. The Borrower also undertakes not to use any of the funds advanced under this Agreement directly or indirectly for business activities that are subject to Sanctions. This includes, in particular (but without limitation), business activities involving or providing benefits to any Restricted Party or Restricted Country.

24.19	Taxation

(a)

Each Obligor shall (and the Borrower shall ensure that each Material Subsidiary will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties, unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor or Material Subsidiary may change its residence for Tax purposes.

24.20	Insurance

(a)

Each Obligor shall (and the Borrower shall ensure that each Material Subsidiary will) maintain insurances (including business interruption insurance) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business located in the same or a similar location.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

24.21	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.22	Access

Each Obligor shall (not more than once in every Financial Year, unless the Agent reasonably suspects an Event of Default is continuing) permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or the Security Agent reasonable access during office hours and on reasonable notice at the risk and cost of the Obligor or Company to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with management of the Group.

24.23	Treasury Transactions

No Obligor shall (and the Borrower will procure that no other member of the Group will) enter into any Treasury Transaction, other than:

(a)	any spot or forward delivery permitted under paragraph (b) of the definition of “Permitted Financial Indebtedness”; and

(b)

any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes.

24.24	Further assurance

(a)

Each Obligor shall (and the Borrower shall procure that each Security Provider will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor shall (and the Borrower shall procure that each other Security Provider will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

24.25	Amendments to constitutional documents

No Obligor shall amend, vary or supplement, or waive any of its rights and/or remedies under, or terminate, supersede or rescind, any of the constitutional documents of any Obligor or any company whose shares are subject to the Transaction Security, except for any amendment, variation, supplement, waiver, termination, superseding or rescission which does not materially and adversely affect any of the Finance Parties.

24.26	Compliance with the Acquisition Documents

(a)	The Borrower shall:

(i)	comply with all its material obligations under the Acquisition Documents;

(ii)	comply in all material respects with all applicable laws and regulations in relation to the Acquisition; and

(iii)	take all reasonable steps to enforce any claim or right it has under the Acquisition Documents.

(b)	The Borrower shall not:

(i)	agree to any material variation or amendment in respect of an Acquisition Document without the consent of the Agent; or

(ii)	waive, or agree to waive, any material term of an Acquisition Document without the prior written consent of the Agent.

24.27	Financial assistance

The Borrower shall ensure that all payments between members of the Group and all guarantees issued by members of the Group under any Finance Document, are made or issued in compliance with any applicable law or regulation in any relevant jurisdiction concerning financial assistance by a company for the acquisition of, or subscription for, shares or concerning the protection of shareholders’ capital.

24.28	Conditions subsequent

The Borrower shall ensure that the Agent has received all of the documents and other evidence listed in Schedule 3 (Conditions subsequent) in form and substance reasonably satisfactory to the Agent by no later than the first Utilisation Date. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

25	IRA and Equity Cure Account

25.1	Maintenance

(a)	The Borrower shall maintain the IRA with the Account Bank.

(b)	The Borrower shall prior to the exercise of the Cure Right under Clause 23.4 (Cure Rights) open and, thereafter, maintain the Equity Cure Account with the Account Bank.

(c)

The Borrower shall not open or maintain any current, deposit or other account with any bank or financial institution other than the IRA, the Equity Cure Account and any other account which the Agent or the Security Agent has consented to. The Borrower shall promptly notify the Agent and the Security Agent upon opening any new account.

(d)

Subject to paragraph (a) of Clause 25.2 (Withdrawals), the Borrower shall maintain, at all times on and following the first Utilisation Date, in the IRA, an aggregate amount equal to or greater than the IRA Amount.

(e)

The Agent shall re-calculate the IRA Amount on the last day of each Interest Period, taking into account any prepayments made or due to be made on or before the last day of that Interest Period and notify the Account Bank and the Borrower of the same. If the new IRA Amount is more than the IRA Balance, the Borrower shall promptly, and in any event within five Business Days of such notice, pay such amount into the IRA such that the IRA Balance is increased to an amount which is greater than or equal to the new IRA Amount.

25.2	Withdrawals

(a)

If at any time an amount of the Secured Liabilities is due and payable but has not been paid on its due date, the Borrower hereby irrevocably authorises the Agent and the Security Agent severally, to withdraw (although neither the Agent nor the Security Agent is required to so withdraw) funds standing to the credit of the IRA and pay it to the account of the Agent pursuant to paragraph (b) of Clause 33.1 (Payments to the Agent) for application in accordance with Clause 33.5 (Partial payments).

(b)	No withdrawal or transfer from the IRA may be made if to do so would cause the IRA to be overdrawn.

(c)

If, as at each re-calculation date under paragraph (e) of Clause 25.1 (Maintenance) above, and provided that no Default is continuing on such date, any amounts standing to the credit of the IRA are in excess of the then applicable IRA Amount, the Borrower may, by notice to the Security Agent, request that the Security Agent provides its written consent to, and countersigns, an instruction to the Account Bank for the transfer of such amounts out of the IRA to an account in the name of the Borrower. The Security Agent will, within five Business Days of receipt of a notice from the Borrower, provide its consent to, and countersign, an instruction to the Account Bank for such withdrawal provided that:

(i)	no Default is continuing or would occur as a result of such withdrawal; and

(ii)	immediately after such withdrawal, the amount standing to the credit of the IRA is not less than the then applicable IRA Amount.

(d)

If the Borrower is in compliance with Clause 23.2 (Financial condition) without taking into account any relevant Equity Cure Amount (or a proportion of any such Equity Cure Amount) (as determined from the financial statements and Compliance Certificates delivered under Clause 22.1 (Financial statements) and Clause 22.2 (Provision and contents of Compliance Certificate)) for the Relevant Period immediately following the Relevant Period in which the Cure Right was exercised, and provided that no Default is continuing, the Borrower may, by notice to the Security Agent, request that the Security Agent provides its written consent to, and countersigns, an instruction to the Account Bank for the transfer of such amounts out of the Equity Cure Account to an account in the name of the Borrower. The Security Agent will, within five Business Days of receipt of a notice from the Borrower, provide its consent to, and countersign, an instruction to the Account Bank for such withdrawal provided that no Default is continuing or would occur as a result of such withdrawal.

(e)

No sum may be transferred or withdrawn from the IRA or the Equity Cure Account by the Borrower except as expressly permitted or required by this Agreement, the Upfront Fee Letter or any Security Document.

25.3	General

Neither the existence of the IRA, nor the insufficiency of funds in it, nor any inability to apply any funds in it towards the relevant payment, shall affect the obligation of any Obligor or any Security Provider to make all payments required to be made to the Finance Parties or any of them on the due date for such payments in accordance with the Finance Documents.

26	Events of Default

Each of the events or circumstances set out in this Clause 26 is an Event of Default (save for Clause 26.20 (Acceleration)).

26.1	Non-payment

An Obligor or a Security Provider does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, unless its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event; and

payment is made within five Business Days of its due date.

26.2	Financial covenants and other obligations

(a)	Any requirement of Clause 23 (Financial covenants) is not satisfied and the Borrower fails to exercise the Cure Right pursuant to Clause 23.4 (Cure Rights) within the Cure Period.

(b)	Any requirement of Clause 25 (IRA and Equity Cure Account) is not satisfied.

(c)	Any requirement of Clause 24.28 (Conditions subsequent) is not satisfied.

26.3	Other obligations

(a)

An Obligor, a Security Provider or a Junior Finance Party does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment) and Clause 26.2 (Financial covenants and other obligations)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Agent giving notice to the Borrower and (ii) an Obligor, a Security Provider or, as applicable, a Junior Finance Party, becoming aware of the failure to comply.

26.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor, a Security Provider or any Junior Finance Party in the Finance Documents or any other document delivered by or on behalf of any Obligor, any Security Provider or any Junior Finance Party under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect (save that, where such representation or statement is qualified by reference to materiality or Material Adverse Effect, in any respect) when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the misrepresentation or misstatement is capable of remedy and is remedied within 15 Business Days (or such longer period as the Agent may agree) of the earlier of (i) the Agent giving notice to the Borrower and (ii) an Obligor, a Security Provider or, as applicable, a Junior Finance Party, becoming aware of the misrepresentation or misstatement.

26.5	Cross-default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 26.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than S$20,000,000 (or its equivalent in any other currency or currencies).

26.6	Insolvency

(a)	A member of the Group:

(i)	is unable or admits inability or is presumed or deemed to be unable to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness, but where paragraph (a)(i), (ii) or (iii) apply to a member of the Group other than an Obligor or a Material Subsidiary, only to the extent that such event has or would reasonably be expected to have a Material Adverse Effect.

(b)	The value of the assets of any Obligor or Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c)

The value of the assets of any member of the Group (other than an Obligor or a Material Subsidiary) is less than its liabilities (taking into account contingent and prospective liabilities) and such event has or would reasonably be expected to have a Material Adverse Effect.

(d)	A moratorium takes effect by operation of law or is declared in respect of:

(i)	any indebtedness of any Obligor or Material Subsidiary; or

(ii)	any indebtedness of any member of the Group (other than an Obligor or Material Subsidiary) where such moratorium or declaration has or would reasonably be expected to have a Material Adverse Effect.

(e)

If a moratorium occurs or is declared or an Ipso Facto Event occurs, the ending of the moratorium or Ipso Facto Event will not remedy any Event of Default caused by that moratorium or Ipso Facto Event.

26.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor or a Security Provider;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor or a Security Provider), receiver, judicial manager, administrative receiver, administrator, compulsory manager, provisional supervisor or other similar officer in respect of any member of the Group or any of its assets; or

(iv)	the enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction (in each case, whether or not such action, proceedings, procedure or step is terminated or dismissed), save that no Event of Default will occur under paragraphs (i) to (iv) above where such event is taken in relation to a member of the Group which is not an Obligor or Material Subsidiary, unless such event has or would reasonably be expected to have a Material Adverse Effect.

(b)	This Clause 26.7 shall not apply to:

(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 45 days of commencement; or

(ii)	any step or procedure contemplated by paragraph (b) of Clause 24.11 (Merger).

26.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a member of the Group having an aggregate value of S$20,000,000 (or its equivalent in another currency or currencies) and is not discharged within 45 days.

26.9	Failure to comply with court judgment or arbitral award

(a)

Any Obligor or Material Subsidiary fails to comply with or pay by the required time any sum due from it under any final judgment or any final order made or given by a court or arbitral tribunal or other arbitral body, in each case, of competent jurisdiction.

(b)

Any member of the Group which is not an Obligor or Material Subsidiary fails to comply with or pay by the required time any sum due from it under any final judgment or any final order made or given by a court or arbitral tribunal or other arbitral body, in each case of competent jurisdiction, and such failure has or would reasonably be expected to have a Material Adverse Effect.

26.10	Unlawfulness and invalidity

Subject to the Legal Reservations and the Perfection Requirements:

(a)

it is or becomes unlawful for an Obligor, a Security Provider or any Junior Finance Party to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents is not or ceases to be effective or does not or ceases to have the ranking and priority it is expressed to have;

(b)

any obligation or obligations of any Obligor, any Security Provider or any Junior Finance Party under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents; or

(c)

any Finance Document is not or ceases to be in full force and effect or any Transaction Security is not or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

26.11	Repudiation and rescission of agreements

An Obligor, a Security Provider or any Junior Finance Party rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

26.12	Cessation of business

(a)	Any Obligor suspends or ceases to carry on all or a material part of its business.

(b)

Any member of the Group which is not an Obligor or Material Subsidiary suspends or ceases to carry on all or a material part of its business, where such suspension or cessation has or would reasonably be expected to have a Material Adverse Effect.

26.13	Audit qualification

The auditors of the Group qualify the audited annual consolidated financial statements of the Group in any material respect.

26.14	Litigation

Any litigation, arbitration, administrative proceedings or investigation is commenced:

(a)	in relation to the Finance Documents or the transactions contemplated in the Finance Documents; or

(b)	otherwise against any member of the Group or its assets,

which (in each case) is reasonably likely to be adversely determined and, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect.

26.15	Expropriation

(a)

The authority or ability of any Obligor or Material Subsidiary to conduct its business is substantially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation or compulsory acquisition by or on behalf of any governmental or regulatory authority in relation to any Obligor or Material Subsidiary or any of its assets or the shares in that Obligor or Material Subsidiary (including the displacement of all or part of the management of any Obligor or Material Subsidiary).

(b)

The authority or ability of any member of the Group which is not an Obligor or Material Subsidiary to conduct its business is substantially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation or compulsory acquisition by or on behalf of any governmental or regulatory authority in relation to that member of the Group or any of its assets or the shares in that member of the Group (including the displacement of all or part of the management of that member of the Group), where such event has or would reasonably be expected to have a Material Adverse Effect.

26.16	Key man

(a)	The Sponsor does not or ceases to devote a substantial portion of his working time to the business and operations of the Group.

(b)	The Sponsor engages in any business competing (directly or indirectly) with the business of any member of the Group.

(c)	The Sponsor:

(i)	dies; or

(ii)	is declared (by an appropriate authority) to be incompetent or of an unsound mind, incapacitated or unable to handle his own affairs.

26.17	Declared Company

Any member of the Group is declared by the Minister of Finance to be a company to which Part IX of the Companies Act applies.

26.18	Material Licences

(a)	Any Material Licence is terminated, cancelled, suspended or revoked (whether wholly or in part) and is not replaced by an equivalent Authorisation reasonably satisfactory to the Agent.

(b)	Any restrictions or conditions are imposed on any Material Licence (whether on renewal or otherwise) which has a Material Adverse Effect.

(c)	Any Material Licence is modified or varied in a way that is adverse in any material respect to the interests of the Group as a whole.

(d)	Any Material Licence expires and is not renewed on substantially the same terms where such expiry or failure to renew has or might have a Material Adverse Effect.

26.19	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

26.20	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Borrower:

(i)	without prejudice to the participation of any Lender in the Loan then outstanding:

(A)

cancel each Commitment of each Lender (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero) and the Facility shall immediately cease to be available for further utilisation; or

(B)

cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly) and the Facility shall immediately cease to be available for further utilisation to the extent of such cancellation;

(ii)

declare that all or part of the Loan, together with accrued interest, any Makewhole Amount and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(b)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

SECTION 9

CHANGES TO PARTIES

27	Changes to the Lenders

27.1	Assignments and transfers by the Lenders

(a)	Subject to this Clause 27, a Lender (the “Existing Lender”) may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

(b)

A Lender that transfers any part of its rights and obligations under the Finance Documents directly or indirectly by way of a Participation Agreement may inform the person to whom it proposes to transfer such rights and obligations of the provisions of Clause 39.6 (Buy-Out).

(c)

Any reference in this Agreement to a Lender includes a New Lender and any person to whom rights have been transferred pursuant to Clause 39.6 (Buy-Out) but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

27.2	Conditions of assignment or transfer

(a)	Subject to paragraph (b) below, the consent of an Obligor is not required for any assignment or transfer by a Lender pursuant to this Clause 27.

(b)	The Existing Lender shall give not less than 10 Business Days’ prior notice to the Borrower for any assignment or transfer pursuant to this Clause 27.

(c)	An assignment will only be effective if the procedure and conditions set out in Clause 27.6 (Procedure for assignment) are complied with.

(d)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(e)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$3,500.

27.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any member of the Group or any Junior Finance Party;

(iii)	the performance and observance by any Obligor, any Security Provider or any Junior Finance Party of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor, each Security Provider and each Junior Finance Party and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor, each Security Provider and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

(ii)

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor, any Security Provider or any Junior Finance Party of its obligations under the Finance Documents or otherwise.

27.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it and the Security Agent have completed all “know your customer” and other similar procedures that it or the Security Agent is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)	Subject to Clause 27.12 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arranger, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been the Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)

The procedure set out in this Clause 27.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

27.6	Procedure for assignment

(a)

Subject to the conditions set out in paragraph (d) below and in Clause 27.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender unless it is satisfied that it and the Security Agent have completed all “know your customer” and other similar procedures that it or the Security Agent is required (or deems desirable) to conduct in relation to the assignment to such New Lender.

(c)	Subject to Clause 27.12 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

The Lenders may utilise procedures other than those set out in this Clause 27.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender), provided that they comply with the conditions set out in paragraph (e) below.

(e)

An assignment (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on receipt by the Agent (whether in an Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been the Original Lender.

(f)

The procedure set out in this Clause 27.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

27.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

27.8	Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

27.9	Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 27, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

27.10	Assignments and transfers

A Lender may not assign or transfer, to any Obligor, any Security Provider or any Affiliate of any Obligor or any Security Provider, any of such Lender’s rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

27.11	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender, including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.12	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders, then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment), the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender;

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.12, have been payable to it on that date, but after deduction of the Accrued Amounts; and

(C)

any amendment or waiver that has the effect of changing or which relates to the Accrued Amounts or the date of payment of the Accrued Amounts shall not be made without the prior consent of the Existing Lender.

(b)	In this Clause 27.12, references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 27.12 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

28	Changes to the Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

29	Role of the Agent, the Security Agent and the Arranger

29.1	The Agent and the Security Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Arranger, the Lenders and the Agent appoints the Security Agent to act as security agent under and in connection with the Finance Documents.

(c)

Any reference in this Agreement to “security agent” means that the Security Agent is acting as security agent and security trustee, and the Security Agent declares that it holds the Security Property on trust as security trustee for the Secured Parties on the terms contained in this Agreement.

(d)	To the extent that the security trusts established by this Agreement are not effective to confer the benefit of any Transaction Security upon any Secured Party:

(i)	the Security Agent shall act as security agent, and not as security trustee, for the relevant Secured Party in respect of that Transaction Security; and

(ii)	paragraph (c) above shall not apply to that Transaction Security.

(e)

Each of the Secured Parties authorises each of the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

29.3	Instructions

(a)	Each of the Agent and the Security Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates that the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)

Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates that the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or the Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or the Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Agent’s or Security Agent’s own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable), including Clauses 29.7 (No fiduciary duties) to 29.12 (Exclusion of liability), Clauses 29.16 (Confidentiality) to 29.23 (Custodians and nominees) and Clauses 29.27 (Acceptance of title) to 29.30 (Disapplication of Trustees Act); or

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 30.1 (Order of application);

(B)	Clause 30.2 (Prospective liabilities); and

(C)	Clause 30.5 (Permitted deductions).

(e)

If giving effect to instructions given by the Majority Lenders would (in the Agent’s or (as applicable) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 39 (Amendments and waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Agent or the Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.

(g)

The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(h)

Without prejudice to the remainder of this Clause 29.3, in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.

(i)

Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

29.4	Duties of the Agent and the Security Agent

(a)	The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

(b)

Subject to paragraph (c) below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or the Security Agent (as applicable) for that Party by any other Party.

(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)

Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)

Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.5	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.6	Role of the Security Agent

The Security Agent shall not be an agent of (except as expressly provided in any Finance Document) any Finance Party or any Obligor, any Security Provider or any Junior Finance Party under or in connection with any Finance Document.

29.7	No fiduciary duties

(a)	Nothing in any Finance Document constitutes:

(i)	the Agent or the Arranger as a trustee or fiduciary of any other person; or

(ii)	the Security Agent as an agent, trustee or fiduciary of any Obligor, any Security Provider or any Junior Finance Party.

(b)

None of the Agent, the Security Agent or the Arranger shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

29.8	Business with the Group

The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor, any Security Provider, any Junior Finance Party or any Affiliate of an Obligor, a Security Provider or a Junior Finance Party.

29.9	Rights and discretions

(a)	Each of the Agent and the Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties or security agent for the Secured Parties) that:

(i)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)

Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts appointed in accordance with the provisions of this Agreement.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time after a Default has occurred engage and pay for the services of any lawyers to act as independent counsel to the Agent or the Security Agent (as applicable) (and so separate from any lawyers instructed by the Lenders) if the Agent or the Security Agent (as applicable) in its reasonable opinion deems this to be necessary.

(e)

Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent, the Security Agent or any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgement made by any such person; or

(ii)	be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct.

(g)

Unless a Finance Document expressly provides otherwise, each of the Agent and the Security Agent may disclose to any other Party any information that it reasonably believes it has received as agent or security agent under the Finance Documents.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent or the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.10	Responsibility for documentation

None of the Agent, the Security Agent or the Arranger is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Arranger, an Obligor, a Security Provider or a Junior Finance Party or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information, the use of which may be regulated or prohibited by applicable law relating to insider dealing or otherwise.

29.11	No duty to monitor

Neither the Agent nor the Security Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

29.12	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or the Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arranger to carry out:

(i)	any “know your customer” or other procedures in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party or for any Affiliate of any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Agent, the Security Agent and the Arranger that it is solely responsible for any such procedures or checks that it is required to conduct and that it shall not rely on any statement in relation to such procedure or checks made by the Agent, the Security Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or any Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, Security Agent, Receiver or Delegate has been advised of the possibility of such loss or damages.

29.13	Lenders’ indemnity to the Agent and the Security Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent’s, Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.9 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor or a Security Provider pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or Security Agent pursuant to paragraph (a) above.

(c)

Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.

29.14	Resignation of the Agent and the Security Agent

(a)	Each of the Agent and the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)

Alternatively, the Agent or the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable).

(c)

If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable).

(d)

The retiring Agent or Security Agent (as applicable) shall, at its own cost, make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents.

(e)	The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	(in the case of the Security Agent) the transfer of the Security Property to that successor.

(f)

Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 29.28 (Winding up of security agent arrangements) and paragraph (d) above) but shall remain entitled to the benefit of Clause 17.3 (Indemnity to the Agent) and Clause 17.4 (Indemnity to the Security Agent) and this Clause 29 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if, on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 15.7 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 15.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

29.15	Replacement of the Agent or the Security Agent

(a)

After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent or the Security Agent, replace the Agent or the Security Agent by appointing a successor Agent or Security Agent.

(b)

The retiring Agent or Security Agent shall (at the expense of the Lenders) make available to the successor Agent or Security Agent such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent under the Finance Documents.

(c)	The appointment of the successor Agent or Security Agent (as applicable) shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	(in the case of the Security Agent) the transfer of the Security Property to that successor.

As from this date, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 17.3 (Indemnity to the Agent), Clause 17.4 (Indemnity of the Security Agent) and this Clause 29 (and any agency or security agency fees for the account of the retiring Agent or Security Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent or Security Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

29.16	Confidentiality

(a)

In acting as agent or security agent for the Finance Parties or Secured Parties, the Agent or the Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Agent or the Security Agent, it may be treated as confidential to that division or department and the Agent or the Security Agent (as applicable) shall not be deemed to have notice of it.

(c)

The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

29.17 Relationship with the other Finance Parties

(a)

Subject to Clause 27.12 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by email or other electronic means is permitted under Clause 35.5 (Electronic communication)) email address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, email address (or such other information), department and officer by that Lender for the purposes of Clause 35.2 (Addresses) and paragraph (a)(ii) of Clause 35.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)

Each Secured Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

29.18	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor or a Security Provider for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of, the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

29.19	Agent’s and Security Agent’s management time

(a)	In the event of:

(i)	an Event of Default;

(ii)

the Security Agent being requested by an Obligor, a Security Provider or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)

the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between the Security Agent and the Borrower or determined pursuant to paragraph (b) below.

(b)

If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (a) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent (the costs of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

29.20	Deduction from amounts payable by the Agent or the Security Agent

If any Party owes an amount to the Agent or the Security Agent under the Finance Documents, the Agent or the Security Agent (as the case may be) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

29.21	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Arranger, the Agent and the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger, the Agent or the Security Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.22	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor or any Security Provider to any of the Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Obligor or any Security Provider to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law; or

(e)	require any further assurance in relation to any Security Document.

29.23	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any Security Property as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the Security Property and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

29.24	Insurance by Security Agent

The Security Agent shall not be obliged:

(a)	to insure any of the Security Assets;

(b)	to require any other person to maintain any insurance; or

(c)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

29.25	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate, except to the extent caused by its own gross negligence or wilful misconduct in choosing the delegate or sub-delegate.

29.26	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Secured Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment, shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

29.27	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor or any Security Provider may have to any of the Security Assets and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

29.28	Winding-up of security agent arrangements

If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)

no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor or any Security Provider pursuant to the Finance Documents, then:

(i)

the security agent arrangements and the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)

any Security Agent which has resigned pursuant to Clause 29.14 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

29.29	Powers supplemental to Trustees Act

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustees Act (Chapter 337 of Singapore) and in addition to any which may be vested in the Security Agent by law or otherwise.

29.30	Disapplication of Trustees Act

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustees Act (Chapter 337 of Singapore) and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law, prevail and, in the case of any inconsistency with the Trustees Act (Chapter 337 of Singapore), the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

29.31	Relevant information

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders accepts and acknowledges to the Agent, the Security Agent and the Arranger that:

(a)

some or all of the information (including, without limitations, financial projections and/or other financial data) that has or may be provided to the Lenders (through the Agent, the Security Agent or otherwise) is or may constitute inside information, price-sensitive information, material non-public information (or some other similar class of information as may be relevant) or otherwise be subject to legal or regulatory control due to its non-public nature in relation to any Obligor or any member of Group (the “Price-Sensitive Information”) and that the use of such information may be regulated or prohibited by applicable laws and regulations relating to, among other things, insider dealing and/or market abuse;

(b)

upon possession of the Price Sensitive Information, a Lender may be prohibited or restricted under the applicable laws and regulations from, among other things, dealing in or counselling or procuring another person to deal in listed securities of any Obligor or any member of Group or their derivatives, or the listed securities of a related corporation (or any other relevant entity subject to the scope of applicable laws and regulations) of any Obligor or any member of Group or their derivatives, or otherwise from using or disclosing the Price Sensitive Information;

(c)

none of the Agent, the Security Agent nor the Arranger will be liable for any action taken by it under or in connection with distributing the information, provided that, where it is required to act on the instructions of any Lender or Lenders, the Agent or the Security Agent may ask for a confirmation or certificate (in form and substance satisfactory to the Agent or the Security Agent) confirming that the instructing Lender or Lenders is or are not in possession of any Price Sensitive Information and that it is or they are not instructing the Agent or the Security Agent, as relevant, to act as a consequence of being in possession of any Price Sensitive Information; and

(d)

any information received under or in connection with the Finance Documents shall not be used for any unlawful purpose, and each Lender shall make an independent evaluation of, and ensure its compliance with, any legal and regulatory restrictions on the use and/or disclosure of such information, including (without limitation) any applicable listing rules or other issued guidance or regulations relating to the trading of listed instruments.

30	Application of Proceeds

30.1	Order of application

Subject to Clause 30.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 30, the “Recoveries”) shall be held by the Security Agent for application at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 30), in the following order:

(a)	in discharging any sums owing to the Security Agent, any Receiver or any Delegate;

(b)

in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement; and

(c)	in payment to the Agent for application in accordance with Clause 33.5 (Partial payments).

30.2	Prospective liabilities

Following the exercise by the Agent or the Security Agent of its rights under Clause 26.20 (Acceleration), the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 30.1 (Order of application) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

30.3	Investment of proceeds

Prior to the application of the proceeds of the Recoveries in accordance with Clause 30.1 (Order of application), the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 30.3.

30.4	Currency conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Liabilities, the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)

The obligations of any Obligor or any Security Provider to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.5	Permitted deductions

The Security Agent shall be entitled, in its discretion:

(a)

to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)

to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

30.6	Good discharge

(a)

Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)

The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

31	Conduct of business by the Secured Parties

No provision of this Agreement will:

(a)	interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	Sharing among the Finance Parties

32.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers, whether by set-off or otherwise, any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents, then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount that the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Partial payments).

32.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor or the relevant Security Provider and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.5 (Partial payments) towards the obligations of that Obligor or that Security Provider to the Sharing Finance Parties.

32.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor or a Security Provider, as between the relevant Obligor or the relevant Security Provider and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor or that Security Provider.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)

as between the relevant Obligor or the relevant Security Provider and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor or that Security Provider.

32.5	Exceptions

(a)

This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 32.5, have a valid and enforceable claim against the relevant Obligor or the relevant Security Provider.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

33	Payment mechanics

33.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor (subject to Clause 33.10 (Payments to the Security Agent)) or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent specifies.

33.2	Distributions by the Agent

(a)

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.20 (Deduction from amounts payable by the Agent or the Security Agent), Clause 33.3 (Distributions to an Obligor), Clause 33.4 (Clawback and pre-funding) and Clause 33.10 (Payments to the Security Agent), be made available by the Agent, as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)

The Agent shall distribute payments received by it in relation to all or any part of the Loan to the Lender indicated in the records of the Agent as being so entitled on that date, provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 27 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

33.3	Distributions to an Obligor

The Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent or the Security Agent under the Finance Documents for another Party, the Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent or, as the case may be, the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

(c)

If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders, then, if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall (to the extent that the Borrower has not already paid interest on that sum (reflecting the Agent’s funding cost) to the Agent) on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Partial payments

(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent, any Receiver, any Delegate or the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment of amounts due pursuant to Clause 9 (Makewhole Amount);

(iv)	fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(v) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, US Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)

A repayment of the Loan or an Unpaid Sum or a part of the Loan or an Unpaid Sum shall be made in the currency in which the Loan or that Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

33.9 Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 39 (Amendments and waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever, but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.9; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33.10	Payments to the Security Agent

Notwithstanding any other provision of any Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Security Agent may require:

(a)	any Obligor to pay all sums due under any Finance Document; or

(b)	the Agent to pay all sums received or recovered from an Obligor under any Finance Document,

in each case, as the Security Agent may direct for application in accordance with the terms of the Security Documents.

34 Set-off

While an Event of Default is continuing, a Finance Party may (but is not obliged to), without prior notice to an Obligor set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. The relevant Finance Party shall, promptly after effecting such right of set-off, give notice of such set-off to the relevant Obligor, provided that any failure to do so shall not invalidate or otherwise prejudice that Finance Party’s exercise of such right.

35	Notices

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2 Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower and each other Obligor, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

35.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. (Singapore time) in the place of receipt or on a day which is not a working day in that place, shall be deemed only to become effective on the following working day in that place. For this purpose, working days are days other than Saturdays, Sundays and bank holidays.

35.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

35.5	Electronic communication

(a)

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by email or other electronic means (including by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their email address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)

Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and, in the case of any electronic communication or document made or delivered by a Party to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)

Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. (Singapore time) or on a day which is not a working day in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following working day in that place. For this purpose, working days are days other than Saturdays, Sundays and bank holidays.

(e)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 35.5.

35.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36	Calculations and certificates

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and:

(a)	in relation to Singapore Dollars, a year of 365 days; and

(b)	in relation to US Dollars, a year of 360 days,

or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No waiver or election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

39	Amendments and waivers

39.1	Required consents

(a)

Subject to Clause 39.2 (All Lender matters) and Clause 39.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent (in accordance with Clause 2.3 (Obligors’ Agent) and paragraph (c) below) and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 39.

(c)	Paragraph (c) of Clause 27.12 (Pro rata interest settlement) shall apply to this Clause 39.

(d)

Without prejudice to the other provisions of this Agreement, each Obligor agrees to any such amendment or waiver permitted by this Clause 39 which is agreed to by the Obligor’s Agent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Obligors.

39.2	All Lender matters

Subject to Clause 39.4 (Replacement of Screen Rate), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin, a reduction to the Makewhole Amount or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(f)	a change to the Borrower, the Guarantors or a Security Provider;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)

Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 8.1 (Change of Control), Clause 8.5 (Application of mandatory prepayments and cancellations), Clause 9 (Makewhole Amount), Clause 27 (Changes to the Lenders), Clause 28 (Changes to the Obligors), Clause 30 (Application of Proceeds), Clause 32 (Sharing among the Finance Parties), this Clause 39, the governing law of any Finance Document or Clause 44.1 (Jurisdiction of Singapore courts);

(i)

the release of any guarantee and indemnity granted under Clause 20 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

(j)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 20 (Guarantee and indemnity);

(ii)	the Security Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except, in the case of paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(k)	the order of priority or subordination under the Subordination Deed; or

(l)	the definition of “Sanctions”, “Sanctions Authority” or “Sanctions List” in Clause 1.1 (Definitions), or Clause 21.18 (Sanctions) or Clause 24.18 (Sanctions),

shall not be made without the prior consent of all the Lenders.

39.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or the Arranger, as the case may be.

39.4	Replacement of Screen Rate

(a)

If, as at 30 June 2021, this Agreement provides that the rate of interest for the Loan is to be determined by reference to the Screen Rate, the Agent (acting on the instructions of the Majority Lenders) and the Borrower shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in place of the Screen Rate from and including a date no later than 31 September 2021.

(b)	Subject to Clause 39.3 (Other exceptions), any amendment or waiver pursuant to paragraph (a) above which relates to:

(i)	providing for the use of a Replacement Benchmark in place of the Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(c)	In this Clause 39.4:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(i)	formally designated, nominated or recommended as the replacement for the Screen Rate by:

(A)	the administrator of the Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or

(B)	any Relevant Nominating Body,

and, if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (B) above;

(ii)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or

(iii)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to the Screen Rate.

39.5	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made (unless the Borrower and the Agent agree to a longer time period in relation to any request):

(a)

its Commitment shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

39.6	Buy-Out

(a)

Subject to the provisions of paragraphs (b) and (c) below, in the event that any consent to, waiver of or amendment to any provision of the Finance Documents requires the consent of all Lenders but only the consent of the Majority Lenders is obtained within 21 days of the request for such consent, waiver or amendment being given to the Lenders, one or more of the Majority Lenders supporting such consent, waiver or amendment (such one or more Lenders, the “Supporting Lenders”) may by giving at least 10 days’ notice require the Lenders who have not consented to such consent, waiver or amendment (the “Dissenting Lenders”) to transfer their rights and obligations in the Loan (together with a proportionate share of their rights and obligations under the Finance Documents) to one or more of the Supporting Lenders on the date notified to such Dissenting Lenders by the Supporting Lenders (being at least five Business Days after the date of such notice) (the “Buy-Out Date”), provided that, on or before the Buy-Out Date, such Dissenting Lenders are paid by the Supporting Lenders (pro rata based on the principal amount owed to each Supporting Lender or otherwise as agreed by the Supporting Lenders):

(i)	the par value for the amount of the Loan to be transferred on the Buy-Out Date; and

(ii)

all accrued and unpaid interest, Break Costs (if any, as if the relevant amount of the Loan was prepaid on the Buy-Out Date) and other amounts owing on the amount of the Loan to be transferred up to but excluding the Buy-Out Date.

Upon payment by the Supporting Lenders of the amounts referred to in paragraphs (i) and (ii) above, the Dissenting Lenders’ rights and obligations in the Loan (together with a proportionate share of their interest, rights and obligations under the Finance Documents) shall be transferred by way of novation or by way of assignment, release and assumption to the Supporting Lenders (pro rata based on the principal amount owed to each Supporting Lender or otherwise as agreed by the Supporting Lenders) on the Buy-Out Date in accordance with Clause 27.5 (Procedure for transfer) or Clause 27.6 (Procedure for assignment) (as the case may be).

(b)	Each Lender may notify each Participant of any matter requiring all Lender approval and the provisions of this Clause 39.6 (Buy-Out).

(c)

If, when voting on a matter requiring all Lenders approval, a Lender splits its vote to reflect the instructions of its Participant, then any percentage of that Lender’s vote cast against the requested consent, waiver or amendment, as the case may be, on the instructions of its Participant (the “Dissenting Portion”) shall be treated as a Dissenting Lender and the Supporting Lenders may require that Lender to terminate, unwind, liquidate or otherwise cancel its arrangements with its Participant (provided that the Supporting Lenders shall pay to such Lender all costs incurred in connection with such termination, unwinding, liquidation or cancellation) and transfer the interest, rights and obligation corresponding to the Dissenting Portion to the Supporting Lenders in accordance with paragraph (a) above.

(d)

In order to effect the transfer referred to in paragraph (a) above, the Supporting Lenders shall complete a Transfer Certificate or Assignment Agreement (or, if required, Transfer Certificates or Assignment Agreements) and send a copy of such Transfer Certificate(s) or Assignment Agreement(s) (duly signed by the Supporting Lenders) to each relevant Dissenting Lender (each of whom shall promptly execute and deliver the Transfer Certificate(s) or Assignment Agreement(s) to the Facility Agent).

39.7	Vote

Each Lender may have more than one vote in relation to its share in the Loan or Commitments for the purposes of counting towards any decision by that Lender under the Finance Documents and may split its vote in whatever percentages it may choose and may vote each percentage of its votes in different ways.

40	Confidential Information

40.1	Disclosure of information

(a)

Each Finance Party must keep confidential any Confidential Information. However, a Finance Party and any of its officers (as defined in the Banking Act) is entitled to disclose Confidential Information or any other information:

(i)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause 40;

(ii)	in connection with any legal, arbitration, administrative or regulatory proceedings or procedure or any litigation, investigations or disputes;

(iii)

if required to do so under any law or regulation (including, but not limited to, any regulation issued under the Banking Act and applicable to banks in Singapore in relation to the prevention of money laundering and/or countering the financing of terrorism) or the rules of any relevant stock exchange;

(iv)	to a governmental, banking, taxation or other regulatory authority or similar body;

(v)

to its employees, officers, directors, Representatives, partners, professional advisers and any other person providing services to it (including, without limitation, any provider of administrative, agency, custody or settlement services, external auditors, stock exchanges, clearing houses and other financial market utilities), and any trustee directly or indirectly connected to a Participation, provided that such person is under a duty of confidentiality, contractual or otherwise, to that Finance Party;

(vi)	to an adviser, agent or representative of any Obligor, any Security Provider or any Junior Finance Party or any of their affiliates;

(vii)

to the head office, branches, representative offices, Subsidiaries, related corporations, Related Funds or Affiliate of any Finance Party (each a “Finance Party Related Party”) and each Finance Party Related Party shall be permitted to disclose information as if it were a Finance Party;

(viii)	to any person permitted by any Obligor, any Security Provider or any Junior Finance Party;

(ix)	to any Obligor, any Security Provider or any Junior Finance Party or any Party;

(x)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.11 (Security over Lenders’ rights);

(xi)	to any person to whom information is required to be disclosed in connection with, and for the purposes of, facilitating the realisation of the Security Assets;

(xii)

to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to make any determination with respect to the obligations under the Finance Documents as they relate to a credit derivative transaction or other credit-linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto;

(xiii)	to any person for the purpose of obtaining a valuation in connection with a Participation Agreement;

(xiv)

to any person appointed by that Finance Party or by a person to whom paragraph (b) below applies to provide administration or settlement services in respect of one or more of the Finance Documents, including, without limitation, in relation to the trading of participations in respect of the Finance Documents as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (a)(xiv) if the service provider to whom the information is to be given is bound to maintain the confidentiality of the relevant information; and

(xv)	to any other person or a class of persons specified in the second column of the Third Schedule to the Banking Act.

(b)	A Finance Party may disclose to:

(i)	an Affiliate;

(ii)	a transferee or assignee;

(iii)	a Participant;

(iv)	any potential transferee or assignee;

(v)	any potential Participant;

(vi)

any person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any person referred to in paragraphs (i) to (v) above and any of that person’s Related Funds, Affiliates, Representatives and professional advisers (an “investor”); or

(vii)

any person appointed by any Finance Party or by any person to whom paragraph (i) to (vi) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.17 (Relationship with the other Finance Parties)) (an “Appointed Representative”):

(A)	a copy of any Finance Document; and

(B)	any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a potential transferee, assignee, investor or Participant may receive any Confidential Information, it must either agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above or execute in favour of the relevant Finance Party a confidentiality agreement in a form customarily required by that Finance Party, but on the basis that that potential transferee, assignee, investor or Participant may itself disclose the documents and information referred to in sub-paragraphs (e)(i) and (e)(ii) to an Affiliate or any person (the “Further Potential Recipient”) with whom it may enter, or has entered into, any kind of transfer of an economic or other interest in, or related to, this Agreement so long as the Further Potential Recipient agrees with that potential transferee, assignee, investor or Participant to keep that information confidential on the terms of paragraph (a) above or executes in favour of that potential transferee, assignee, investor or Participant a confidentiality agreement in a form customarily required by that potential transferee, assignee, investor or Participant.

(c)	This Clause 40 supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

(d)

This Clause 40 is not, and shall not be deemed to constitute, an express or implied agreement by any Finance Party with the Borrower for a higher degree of confidentiality than that prescribed in Section 47 of the Banking Act and in the Third Schedule to the Banking Act.

40.2	Personal Data Protection Act

(a)

If any Obligor provides the Finance Parties with personal data of any individual as required by, pursuant to or in connection with the Finance Documents, that Obligor represents and warrants to the Finance Parties that it has, to the extent required by law; (i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Finance Parties, in each case, in accordance with, or for the purposes of, the Finance Documents, and confirms that it is authorised by such individual to provide such consent on his/her behalf.

(b)

Each Obligor agrees and undertakes to notify the Agent promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by any Finance Party of any personal data provided by that Obligor to any Finance Party.

(c)

Any consent given pursuant to this agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement.

40.3	Entire agreement

This Clause 40 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

40.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation, including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

40.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraphs (a)(ii) to (iv) of Clause 40.1 (Disclosure of information), except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40.5.

40.6	Continuing obligations

The obligations in this Clause 40 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

41	Confidentiality of Funding Rates

41.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate to the Borrower pursuant to Clause 11.4 (Notification of rates of interest); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the APLMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange (including, for the avoidance of doubt, for the purposes of the IPO) or pursuant to any applicable law if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.

41.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation, including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law) to inform the relevant Lender:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 41.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 41.

42	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

43.	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

44.	Enforcement

44.1	Jurisdiction of Singapore courts

(a)

The courts of Singapore have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

(b)	The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraph (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

44.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Singapore):

(i)

irrevocably appoints TDCXH as its agent for service of process (which includes service of all and any documents relating to such proceedings) arising out of or in connection with any proceedings before the courts of Singapore arising out of or in connection with any Finance Document (and TDCXH, by its execution of this Agreement, accepts that appointment);

(ii)	agrees to maintain the appointment for service of process in Singapore for so long as any amount is outstanding under any Finance Document; and

(iii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable under this Clause 44.2 to so act, the Borrower (on behalf of each relevant Obligors) shall immediately notify the Agent and, within five Business Days of such event taking place, appoint a replacement agent on terms acceptable to the Agent and notify the Agent of the name and address of the replacement agent. Failing such appointment and notification, the Agent may appoint a replacement agent to act on behalf of each relevant Obligor.

(c)	This Clause 44.2 does not affect any other method of service allowed by law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

The Original Lender

Name of Original Lender	Commitment
Credit Suisse AG, Singapore Branch (incorporated in Switzerland with limited liability)	US$	188,000,000

Total	US$	188,000,000

SCHEDULE 2

Conditions precedent

1	Borrower, Guarantors and TDCXSG

(a)

A copy of the constitutional documents of the Borrower, each Guarantor and TDCXSG, including, in respect of the Borrower and each Guarantor incorporated in the Cayman Islands, its register of members, register of directors and register of mortgages and charges.

(b)	A copy of a resolution of the board of directors of the Borrower, each Guarantor and TDCXSG:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)

(in the case of each Guarantor and TDCXSG) resolving that it is in the best interests of the Guarantor or, as applicable, TDCXSG to enter into the transactions contemplated by the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A copy of a resolution signed by all the holders of the issued shares in each Guarantor approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

(e)

A certificate of the Borrower and each Guarantor (signed by a director) confirming that borrowing, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing, security or similar limit binding on it to be exceeded.

(f)

A certificate of an authorised signatory of the Borrower, each Guarantor and TDCXSG certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(g)	A certificate of good standing issued by the Registrar of Companies in the Cayman Islands in respect of the Borrower and each Guarantor incorporated in the Cayman Islands.

(h)	A certificate of incumbency issued by the registered office provider of the Borrower and each Guarantor incorporated in the Cayman Islands.

2	The Acquisition

(a)	A copy of each Acquisition Document duly executed by the parties to it.

(b)	A certificate of the Borrower (signed by a director):

(i)

confirming that all conditions to completion of the Acquisition under the Acquisition Agreement (other than payment of the purchase price) have been delivered or satisfied or (subject to Clause 24.26 (Compliance with the Acquisition Documents)) waived in accordance with the terms of the Acquisition Agreement; and

(ii)

confirming that all governmental, regulatory and/or competition authority authorisations and approvals required for completion of the Acquisition have been obtained, or any statutory period for objection by the relevant regulator or authority has irrevocably and permanently expired, and attaching copies of each such authorisation or approval.

(c)	A copy of the Funds Flow Statement detailing the proposed movement of funds in connection with the Acquisition.

(d)

Evidence that the total sources of funds (including the Facility) available to the Borrower on the Acquisition Closing Date are or will be sufficient to pay the full consideration payable in respect of the Acquisition in accordance with the Funds Flow Statement.

(e)	Evidence that the Acquisition Closing Date will occur on the first Utilisation Date.

(f)	A copy of the irrevocable instruction from the Borrower to Credit Suisse AG, Private Banking relating to the transfer of funds on the Acquisition Closing Date.

3	Finance Documents

(a)	This Agreement duly executed by all original parties to it.

(b)	The Subordination Deed duly executed by all parties to it.

(c)	The Upfront Fee Letter duly executed by all parties to it.

(d)	Each of the following Security Documents duly executed by all parties to it:

(i)	the Borrower Share Mortgage (Sponsor); and

(ii)	the Borrower Accounts Security Agreement.

(e)	Each of the following Security Documents in agreed form between all parties to it:

(i)	the TDCX Share Mortgage; and

(ii)	the TDCXH Share Mortgage.

(f)	A copy of all notices required to be sent under each Security Document executed by the Borrower or the relevant Security Provider.

(g)

All share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Security Provider in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title and ancillary deliverables to be provided under each Security Document executed by the relevant Security Provider.

4	Legal opinions

(a)

A legal opinion of Linklaters Singapore Pte. Ltd., legal advisers to the Arranger and the Agent in respect of Singapore law, substantially in the form distributed to the Original Lender prior to signing this Agreement.

(b)

A legal opinion of Walkers (Singapore) Limited Liability Partnership, legal advisers to the Arranger and the Agent in respect of Cayman Islands law, substantially in the form distributed to the Original Lender prior to signing this Agreement.

5	IRA

(a)	Evidence that the IRA has been opened with the Account Bank.

(b)	Evidence that the IRA Balance is or will by the Utilisation Date be at least equal to the IRA Amount.

6	Other documents and evidence

(a)	Evidence that any process agent, required to be appointed by any Finance Document, has accepted its appointment.

(b)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly not less than three Business Days prior to the first Utilisation Date) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	A certified copy of the Original Financial Statements.

(d)	A certified copy of the Budget.

(e)	A certified copy of the Group Structure Chart.

(f)	A copy of the agreed form of each legal opinion referred to in paragraph 4 of Schedule 3 (Conditions subsequent).

(g)

Evidence satisfactory to the Agent that each Finance Party has carried out and is satisfied with the results of all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct pursuant to the transactions contemplated in the Finance Documents.

(h)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 14 (Fees) and Clause 19 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

SCHEDULE 3

Conditions subsequent

1	Obligors

(a)	A certificate of an authorised signatory of the Borrower and TDCX certifying that:

(i)

(other than the constitutional documents listed in paragraph (b) below) its constitutional documents previously delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) have not been amended and remain in full force and effect;

(ii)	the resolutions of its board of directors previously delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) have not been amended and remain in full force and effect;

(iii)

the resolution signed by all the holders of its issued shares previously delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) have not been amended and remain in full force and effect

(iv)

the specimen signatures of each person authorised by the resolutions referred to in paragraph (ii) above previously delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) remain correct;

(v)	securing the Total Commitments would not cause any borrowing, guaranteeing, security or similar limit binding on it to be exceeded; and

(vi)	each copy document listed in this Schedule 3 is correct, complete and in full force and effect as at a date no earlier than each Finance Document to which it is a party.

(b)	A copy of:

(i)	the register of members of TDCX (updated to reflect the Borrower as a shareholder);

(ii)	the register of members of Borrower (to be annotated with the security created under the Borrower Share Mortgage (Sponsor)); and

(iii)	the register of mortgages and charges of Borrower (to be updated to reflect the security created under the Borrower Accounts Security Agreement).

(c)

A certificate of good standing issued by the Registrar of Companies in the Cayman Islands in respect of the Borrower and TDCX (to the extent that the certificate previously delivered to the Agent is more than one month old).

(d)	A certificate of incumbency issued by the registered office provider of the Borrower and TDCX (to the extent that the certificate previously delivered to the Agent is more than one month old).

2	The Acquisition

Evidence that the Acquisition Closing Date has occurred.

3	Finance Documents

(a)	Each of the following Security Documents duly executed by all parties to it:

(i)	the TDCX Share Mortgage; and

(ii)	the TDCXH Share Mortgage.

(b)

All share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligors in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Security Documents referred to in paragraph (a) above.

4	Legal opinions

(a)

A legal opinion of Linklaters Singapore Pte. Ltd., legal advisers to the Arranger and the Agent in respect of Singapore law, substantially in the form distributed to the Original Lender prior to signing this Agreement.

(b)

A legal opinion of Walkers (Singapore) Limited Liability Partnership, legal advisers to the Arranger and the Agent in respect of Cayman Islands law, substantially in the form distributed to the Original Lender prior to signing this Agreement.

5	Other documents and evidence

(a)	Evidence that any process agent, required to be appointed by any Finance Document, has accepted its appointment.

(b)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly not less than three Business Days prior to the Acquisition Closing Date) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)

Evidence satisfactory to the Agent that each Finance Party has carried out and is satisfied with the results of all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct pursuant to the transactions contemplated in the Finance Documents.

SCHEDULE 4

Utilisation Request

From:	TDCX INC.as Borrower

To:	CREDIT SUISSE AG, SINGAPORE BRANCH (incorporated in Switzerland with limited liability) as Agent

Dated:

TDCX Inc. – US$188,000,000 Facility Agreement

dated [                ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meanings in this Utilisation Request unless given different meanings in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

	Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

	Amount:	[ ] or, if less, the relevant Commitment

	Interest Period:	[Three] Months

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.	[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for and on behalf of
[Borrower]

SCHEDULE 5

Form of Transfer Certificate

To:	CREDIT SUISSE AG, SINGAPORE BRANCH (incorporated in Switzerland with limited liability) as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

TDCX Inc. – US$188,000,000 Facility Agreement

dated [                ] (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meanings in this Transfer Certificate unless given different meanings in this Transfer Certificate. All references to Clauses in this Transfer Certificate are references to Clauses of the Agreement.

2.	We refer to Clause 27.5 (Procedure for transfer):

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and, in accordance with Clause 27.5 (Procedure for transfer), all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders); and

(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition is required to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

4.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 27.1 (Assignments and transfers by the Lenders).

5.	The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or a Security Provider or an Affiliate of an Obligor or a Security Provider.

6.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

7.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

8.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/Rights and obligations to be transferred

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [                ].

CREDIT SUISSE AG, SINGAPORE BRANCH

as Agent

By:

SCHEDULE 6

Form of Assignment Agreement

To:	CREDIT SUISSE AG, SINGAPORE BRANCH (incorporated in Switzerland with limited liability) as Agent and TDCX Inc. as Borrower, for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

TDCX Inc. – US$188,000,000 Facility Agreement

dated [                    ] (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meanings in this Assignment Agreement unless given different meanings in this Assignment Agreement. All references to Clauses in this Assignment Agreement are references to Clauses of the Agreement.

2.	We refer to Clause 27.6 (Procedure for assignment):

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders); and

(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition is required to be satisfied to effect or perfect the transfer contemplated by this Assignment Agreement or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

7.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 27.1 (Assignments and transfers by the Lenders).

8.	The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or a Security Provider or an Affiliate of an Obligor or a Security Provider.

9.

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

10.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

11.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by Singapore law.

12.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [                    ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

CREDIT SUISSE AG, SINGAPORE BRANCH

as Agent

By:

SCHEDULE 7

Existing Financing

PART I

EXISTING FINANCIAL INDEBTEDNESS

Name of member of the Group	Financial Indebtedness	Total Principal Amount of Indebtedness
TDCX (SG) Pte. Ltd.	OCBC Loan S$30,400,000	S$	16,720,000.00
TDCX (SG) Pte. Ltd.	OCBC Specific Advance Facility	S$	17,000,000.00
TDCX (SG) Pte. Ltd.	OCBC Temporary Bridging Loan	S$	5,000,000.00
TDCX (SG) Pte. Ltd.	OCBC Standby Letter of Credit (US$2,000,000)	S$	2,655,800.00
TDCX (SG) Pte. Ltd.	OCBC Interest rate swap	S$	122,911.26
TDCX (SG) Pte. Ltd.	OCBC Banker’s Guarantees in favour of SIA and ACRA	S$	1,408,491.50
TDCX (SG) Pte. Ltd.	Lease Liabilities	S$	2,354,416.78
TDCX (MY) Sdn. Bhd	Lease Liabilities	S$	4,825,864.54
TDCX (PH) Inc.	Lease Liabilities	S$	10,024,416.18
Teledirect Telecommerce (Thailand) Limited	Lease Liabilities	S$	710,257.12
Agorae Information Consulting (Beijing) Co., Ltd	Lease Liabilities	S$	1,056,331.55
TDCX Information Consulting (Shanghai) Co., Ltd.	Lease Liabilities	S$	89,694.55
TDCX Japan K.K.	Lease Liabilities	S$	4,604,060.06
Gascaquen Teledirect, S.A.	Lease Liabilities	S$	2,175,556.44
TDCX (CO) Pte. S.A.S.	Lease Liabilities	S$	3,374,966.13
TDCX Digilab India Private Limited	Lease Liabilities	S$	3,617,119.15

PART II

EXISTING SECURITY

Name of Member of Group	Security/Quasi-Security	Total Principal Amount of Indebtedness Secured
TDCX Holdings Pte. Ltd.	Subordination Deed	S$	69,400,000
TDCX (SG) Pte. Ltd.	Debenture	S$	69,400,000
TDCX (SG) Pte. Ltd.	Charge over Accounts and Cash Security Agreement	S$	69,400,000
TDCX (SG) Pte. Ltd.	Subordination Deed	S$	69,400,000
TDCX (SG) Pte. Ltd.	Share Charge over TDCX (MY) Sdn. Bhd.	S$	69,400,000
TDCX Holdings Pte. Ltd.	Share Charge over TDCX (SG) Pte. Ltd.	S$	69,400,000

SCHEDULE 8

Form of Compliance Certificate

To:	CREDIT SUISSE AG, SINGAPORE BRANCH (incorporated in Switzerland with limited liability) as Agent

From:	TDCX Inc. as Borrower

Dated:

TDCX Inc. – US$188,000,000 Facility Agreement

dated [                ] (the “Agreement”)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meanings when used in this Compliance Certificate unless given different meanings in this Compliance Certificate.

2.	We confirm that: [Insert details of covenants to be certified]

3.	[We confirm that no Default is continuing.]*

4.	[We confirm that the Material Subsidiaries are as follows:

[insert list of Material Subsidiaries]]**

Signed:
Director

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
**	Insert for Compliance Certificate delivered in respect of the audited consolidated financial statements of the Group.

SCHEDULE 9

Timetables

“D-” refers to the number of Business Days before the relevant Utilisation Date.

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)).	D-2 11:00 a.m.

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation).	D-2 Noon

LIBOR is fixed.	Quotation Day 11:00 a.m. (London time)

SCHEDULE 10

Subsidiaries

1	TDCX

2	TDCXH

3	TDCX (SG) Pte. Ltd.

4	TDCX (MY) Sdn. Bhd.

5	Teledirect Telecommerce (Thailand) Limited

6	Comparexpress Insurance Broker (Thailand) Ltd.

7	TDCX (PH) Inc.

8	TDCX Japan K.K.

9	Gascaquen Teledirect, S.A.

10	TDCX Digilab India Private Limited

11	Agorae Information Consulting (Beijing) Co., Ltd.

12	Comparexpress Pte. Ltd.

13	TDCX Information Consulting (Shanghai) Co., Ltd.

14	TDCX (CO) Pte. S.A.S.

15	TDCX Korea Ltd.

For the avoidance of doubt, Teledirect Hong Kong Limited is not a Subsidiary of the Borrower.

SIGNATURE PAGES TO THE FACILITY AGREEMENT

The Borrower

TDCX INC.

Address:	750D Chai Chee Road
#06-01/06 ESR BizPark@Chai Chee,
Singapore 469004
Fax No:-
Email Address:	Edward.goh@tdcx.com
Attention:	Edward Goh

By:	/s/ Laurent Bernard Marie Junique
Laurent Bernard Marie Junique

The Guarantors

TDCX (KY) PTE LTD

Address:	750D Chai Chee Road
#06-01/06 ESR BizPark@Chai Chee,
Singapore 469004
Fax No:-
Email Address:	Edward.goh@tdcx.com
Attention:	Edward Goh

By:	/s/ Laurent Bernard Marie Junique
Laurent Bernard Marie Junique

TDCX HOLDINGS PTE. LTD.

Address:	750D Chai Chee Road
#06-01/06 ESR BizPark@Chai Chee,
Singapore 469004
Fax No:-
Email Address:	Edward.goh@tdcx.com
Attention:	Edward Goh

By:	/s/ Laurent Bernard Marie Junique
Laurent Bernard Marie Junique

The Arranger

CREDIT SUISSEAG, SINGAPORE BRANCH

Address:	1 Changi Business Park Central 1, #01-101 ONE@Changi City, Singapore 486036
Fax No: +65 6212 2709
Email Address:	apac.loansvc@credit-suisse.com
Attention:	Singapore Loan Operations

By:	/s/ Chan Yik Ley
Chan Yik Ley
Director

The Agent

CREDIT SUISSEAG, SINGAPORE BRANCH

Address:	1 Changi Business Park Central 1, #01-101 ONE@Changi City, Singapore 486036
Fax No: +65 6212 2709
Email Address:	apac.loansvc@credit-suisse.com
Attention:	Singapore Loan Operations

By:	/s/ Chan Yik Ley
Chan Yik Ley
Director

The Security Agent

CREDIT SUISSEAG, SINGAPORE BRANCH

Address:	1 Changi Business Park Central 1, #01-101 ONE@Changi City, Singapore 486036
Fax No: +65 6212 2709
Email Address:	apac.loansvc@credit-suisse.com
Attention:	Singapore Loan Operations

By:	/s/ Chan Yik Ley
Chan Yik Ley
Director

The Original Lender

CREDIT SUISSEAG, SINGAPORE BRANCH

Address:	1 Changi Business Park Central 1, #01-101 ONE@Changi City, Singapore 486036
Fax No: +65 6212 2709
Email Address:	apac.loansvc@credit-suisse.com
Attention:	Singapore Loan Operations

By:	/s/ Chan Yik Ley
Chan Yik Ley
Director

The Account Bank

CREDIT SUISSEAG, SINGAPORE BRANCH

Address:	1 Changi Business Park Central 1, #01-101 ONE@Changi City, Singapore 486036
Fax No: +65 6212 2709
Email Address:	apac.loansvc@credit-suisse.com
Attention:	Singapore Loan Operations

By:	/s/ Chan Yik Ley
Chan Yik Ley
Director